As filed with the Securities and Exchange Commission on April 13, 2011

Registration No. 333-177634

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
Form S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Terra Fixed Income Trust, Inc.

(Exact name of registrant as specified in its governing instruments)

805 Third Avenue, 8th Floor
New York, New York 10022
(855) 858-1492

(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Bruce D. Batkin
Chief Executive Officer
805 Third Avenue, 8th Floor
New York, New York 10022
(855) 858-1492

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With Copies to:

Judith D. Fryer, Esq.
Alice L. Connaughton, Esq.
Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Primary Offering, Common Stock, $0.01 par value per share		$10.00	$500,000,000
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share		$9.50	$50,000,000
Total, Common Stock, $0.01 par value per share			$550,000,000	$63,030	(2)

(1)	Includes 50,000,000 shares of the Registrant’s common stock as may be sold, from time to time, by the Registrant to investors at $10.00 per share and 5,263,157 shares of the Registrant’s common stock as may be issued, from time to time, pursuant to the Registrant’s distribution reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $550,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Previously paid with the initial filing on October 31, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED APRIL 13, 2012

$550,000,000 Maximum Offering
$3,000,000 Minimum Offering

Terra Fixed Income Trust, Inc. is a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate-related loans and select other commercial real estate-related assets. We are sponsored by Terra Capital Partners, LLC, a real estate finance and investment company, which has been responsible for the origination, financing and management of mezzanine and equity investments in, as of the date of this prospectus, approximately 165 properties in 34 states since it was founded in 2002. We are externally managed by Terra Capital Advisors II, LLC, or the “advisor.” We intend to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

Through our dealer manager, Terra Securities, LLC, we are offering on a best efforts basis up to $550,000,000 in common shares, $500,000,000 of which will be offered at a price of $10.00 per share, and $50,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. If we do not sell $3,000,000 in shares of common stock to at least 100 subscribers who are independent of us before ________, 2013 (one year from the date of this prospectus), this offering will terminate and your funds, which will be held in an interest bearing escrow account, will be returned promptly to you (including interest). This offering will end no later than the date two years from the date of this prospectus, unless extended for up to an additional year and a half by our board of directors.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21. These risks include, among others:

•	We have no operating history, and the prior performance of our sponsor and its affiliated entities may not predict our future results; therefore, there is no assurance that we will achieve our investment objectives.
•	There is no public market for shares of our common stock; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price, which was determined arbitrarily.
•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares. We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.
•	Our executive officers and our advisor’s officers and other professionals, will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and other affiliates of our sponsor, all of which could result in actions that are not in your best interests.
•	If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.
•	Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. We may not generate sufficient cash flow from operations to fund distributions, and if we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.
•	There are limitations on your ability to have your shares repurchased under our share repurchase program and, if your shares are repurchased, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.
•	Due to the risks involved in the ownership of real estate related investments, there is no guarantee of any return on your investment in shares of our common stock and you may lose some or all of your investment.
•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to you.

Neither the Securities Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Price To Public(1)	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)(2)
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Minimum Offering	$3,000,000.00	$210,000.00	$90,000.00	$2,700,000.00
Maximum Offering	$500,000,000.00	$35,000,000.00	$15,000,000.00	$450,000,000.00
Distribution Reinvestment Plan Per Share	$9.50	—	—	$9.50
Total Maximum for Distribution Reinvestment Plan	$50,000,000.00	—	—	$50,000,000.00
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$550,000,000.00	$35,000,000.00	$15,000,000.00	$500,000,000.00

(1)	Assumes we will sell $500,000,000 in the primary offering and $50,000,000 in our distribution reinvestment plan. We reserve the right to reallocate shares of common stock being offered between the primary offering and our distribution reinvestment plan.
(2)	Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization and offering.

The date of this prospectus is           , 2012

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling any shares that you purchase.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or
•	gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Certain states have established suitability requirements different from described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below:

Alabama and North Dakota: In addition to the minimum suitability standards described above, investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

California: A California investor must have either (i) a minimum net worth of at least $350,000 (exclusive of homes, furnishing and automobiles), or (ii) annual gross income of at least $85,000 and a net worth of $250,000 (exclusive of homes, furnishings and automobiles). In addition, a California investor’s maximum investment in us may not exceed 10% of such investor’s net worth (exclusive of homes, furnishings and automobiles).

Kentucky: A Kentucky investor must have either (i) a minimum net worth of at least $70,000 (exclusive of home, furnishings and automobiles) and an annual income of $70,000, or (ii) a minimum net worth of at least $250,000 (exclusive of homes, furnishings and automobiles). In addition, a Nebraska’s investor’s maximum investment in us may not exceed 10% of such investor’s net worth (exclusive of homes, furnishings and automobiles).

Maine: In addition to the minimum suitability standards described above, it is recommended that investors limit their total investment in this offering and similar direct participation investments to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Nebraska: A Nebraska investor must have either (i) a minimum net worth of at least $100,000 (exclusive of home, furnishings and automobiles) and an annual income of $70,000, or (ii) a minimum net worth of at least $350,000 (exclusive of homes, furnishings and automobiles). In addition, a Nebraska’s investor’s maximum investment in us may not exceed 10% of such investor’s net worth (exclusive of homes, furnishings and automobiles).

Oregon: In addition to minimum suitability standards described above, investors must have a net worth of at least ten times their investment in us.

Pursuant to the requirements of the Commissioner of Securities of the Commonwealth of Pennsylvania, no subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $50,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania.

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HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who meet the suitability standards described herein should proceed as follows:

•	Read this entire prospectus and any supplements accompanying this prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.
•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to “UMB Bank, N.A., as escrow agent for Terra Fixed Income Trust, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Terra Fixed Income Trust, Inc.”
•	No subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $50,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania.

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that the investor meets the minimum income and net worth standards as described herein. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially invest at least $5,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $500, except for shares purchased pursuant to our distribution reinvestment plan.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Determination of Suitability

In determining suitability, participating broker-dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;
•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and
•	has apparent understanding of:
•	the fundamental risks of an investment in the shares;
•	the risk that the prospective investor may lose his or her entire investment;
•	the lack of liquidity of the shares;
•	the restrictions on transferability of the shares; and
•	the tax consequences of an investment in the shares.

Participating broker-dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is Terra Fixed Income Trust, Inc.?
A:	We were recently formed as a Maryland corporation to invest in and manage a diversified portfolio of commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments. The use of the terms “Terra Fixed Income Trust, Inc.,” the “company,” “we,” “us” or “our” in this prospectus refer to Terra Fixed Income Trust, Inc. unless the context indicates otherwise.
Q:	What is a real estate investment trust, or REIT?
A:	In general, a REIT is an entity that:
•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;
•	is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and
•	pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We do not currently qualify as a REIT. However, we intend to elect and qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements.

Q:	Will the distributions I receive be taxable?
A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.
Q:	Who will choose which investments you make?
A:	We are externally managed by Terra Capital Advisors II, LLC, or our advisor. Our advisor will make recommendations for all of our investment decisions, which are subject to the approval of our board of directors.
Q:	Who is Terra Capital Partners, LLC?
A:	Terra Capital Partners, LLC, which we also refer to as Terra, is our sponsor and the parent company of our advisor. Terra is also a real estate finance and investment company. Terra has been responsible for the origination and management of mezzanine and equity investments in all major property types. Since it was founded in 2002, Terra has been responsible for the origination, financing and management of mezzanine and equity investments in approximately 165 properties throughout the United States. These investments have been made in 34 states and have been secured by approximately 10.9 million square feet of office properties, 2.6 million square feet of retail properties, 2.2 million square feet of industrial properties and 8,800 apartment units. The underlying value of these properties exceeded $3.8 billion based on appraised values as of the closing dates.
Q:	What competitive advantages do we achieve through our relationship with our sponsor?
A:	Our advisor will utilize the personnel and resources of our sponsor to select our investments and manage our day-to-day operations. Our sponsor’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:
•	Experienced Management Team — Founded in 2002, our sponsor, led by its chairman Simon J. Mildé and chief executive officer Bruce D. Batkin, is owned and operated by highly experienced real estate, finance and securities professionals with an average of over 25 years’ experience in global real estate transactions. Its managers have broad based, long-term relationships with major financial institutions, property owners and commercial real estate service providers. They have worked together as a team for almost ten years, building on their prior experience in commercial real estate investment, finance, development and asset management. They have held leadership roles at many of the top international real estate and investment banking firms, including Jones Lang Wootton (now Jones Lang LaSalle), Merrill Lynch, ABN Amro, and Donaldson, Lufkin and Jenrette (now Credit Suisse). Please see “Management — Directors and Executive Officers” for biographical information regarding these individuals. As of October 15, 2011, our sponsor and its affiliates employed 25 persons.
•	Real Estate and Securities Experience — Our sponsor has specialized expertise and infrastructure to originate, underwrite, finance and manage whole loan, mezzanine, subordinate loan, preferred equity and property portfolios. This expertise facilitates the sourcing, underwriting, structuring and management of mezzanine investments. Our sponsor’s property investment, management and development expertise also enable it to assume control of a property if required. Please see “Prior Performance Summary” for further information regarding our sponsor’s real estate and securities experience.
•	Market Knowledge and Industry Relationships — Through its active and broad participation in the fixed income markets, our sponsor benefits from market information that enables it to identify attractive commercial real estate debt investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that our sponsor’s extensive industry relationships with a variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt originators will provide us with a competitive advantage in finding attractive investment opportunities to meet our investment objectives. Please see “Prior Performance Summary” for further information regarding our sponsor’s current and historical participation in the fixed income market.
Q:	Why should I invest specifically in a company that is focused on commercial real estate-related loans and commercial real estate-related debt securities?
A:	We believe that the absence of many historical sources of debt financing for the commercial real estate market, resulting from continued uncertain economic conditions has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns employing little or no leverage in the near term. The de-leveraging and risk assessment taking place among the large institutional banks and traditional credit providers, as well as the temporary suspension of securitized vehicles as a means of financing, has left real estate owners with very limited options for obtaining debt financing for acquisitions and refinancings. As a result, the pricing of real estate debt capital has increased dramatically and the terms and structure of real estate loans, including borrower recourse, have become much more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized or both, and may have difficulty due to the loan structure and servicing standards, in obtaining an extension even for performing, stabilized assets.
Q:	Who might benefit from an investment in our shares?
A:	An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.
Q:	What kind of offering is this?
A:	Through our dealer manager, Terra Securities, LLC, we are offering a minimum of $3,000,000 in shares of our common stock and a maximum of $500,000,000 in shares of our common stock to the public in a primary offering on a “best efforts” basis at $10.00 per share. Discounts are available to investors who purchase more than $500,000 in shares of our common stock and to other categories of investors. We are also offering up to $50,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate shares of our common stock being offered between the primary offering and the distribution reinvestment plan. We refer to Terra Securities, LLC as Terra Securities, or our dealer manager.
Q:	How does a “best efforts” offering work?
A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.
Q:	Who can buy shares?
A:	Generally, you may purchase shares if you have either:
•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or
•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?
A:	If you choose to purchase shares of our common stock in this offering, you will need to contact your broker-dealer or financial advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.
Q:	Is there any minimum initial investment required?
A:	Yes. You must initially invest at least $5,000 in shares. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.
Q:	What will you do with the proceeds from your offering?
A:	We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure: (i) real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate; (ii) commercial real estate-related debt securities, such as commercial mortgage-backed securities, or CMBS, commercial real estate collateralized debt obligations, or CDOs, senior unsecured debt of real estate investment trusts, or REITs; and (iii) commercial real estate equity investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10 purchase price for shares sold in the primary offering, we estimate that we will use 87.0% to 89.5% of our gross offering proceeds for investments, to pay fees to our advisor for its services in connection with the selection and acquisition or origination of our investments and the repurchase of shares of our common stock under our share redemption program. We will use the remainder to pay offering expenses, including selling commissions, the dealer manager fee, and offering costs. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q:	How long will this offering last?
A:	We currently expect that this offering will terminate on , 2014 (two years after the initial effective date of this offering). If the minimum offering of $3,000,000 in shares of our common stock is not sold by , 2013 (one year after the initial effective date of this offering), we will terminate this offering and we will promptly return to you your funds, along with any interest, if applicable, without reduction for fees. We do not have the right to extend the period in which the minimum offering requirements must be met. However, once we have met the minimum offering requirements, we could in some circumstances continue our primary offering under rules promulgated by the SEC until as late as , 2015 (approximately three and a half years after the initial effective date of this offering). If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In certain states, this offering may continue for just one year unless we are able to renew the offering period in such states. In addition, we reserve the right to terminate this offering for any other reason at any time.
Q:	Will I be notified of how my investment is doing?
A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:
•	an annual report;
•	supplements to the prospectus, provided quarterly during the primary offering; and
•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;
•	facsimile;
•	electronic delivery; or
•	posting on our web site at .
Q:	When will I get my detailed tax information?
A:	Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Q:	Who can help answer my questions about the offering?
A:	If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Terra Securities, LLC
805 Third Avenue, 8th floor
New York, New York 10022
Attn: Investor Relations
(855) 858-1492

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers About this Offering” section of this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section before making a decision to invest in our common stock.

Terra Fixed Income Trust, Inc.

Terra Fixed Income Trust, Inc. is a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate-related loans and select other commercial real estate-related assets. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure: (i) real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate; (ii) commercial real estate-related fixed debt securities, such as CMBS or CDOs, senior unsecured debt of REITs; and (iii) commercial real estate equity investments. We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to stockholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 805 Third Avenue, 8th floor, New York, New York 10022. Our telephone number is (855) 858-1492. Information regarding our company is also available on our web site at           .

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution; and
•	to pay attractive and stable cash distributions.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Investment Strategy

Our investment strategy is to invest substantially all of the net proceeds from this offering in and manage a diverse portfolio of real estate-related loans. We intend to originate, fund, acquire and structure real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate. In addition, we may invest in commercial real estate-related fixed debt securities, such as CMBS or CDOs, senior unsecured debt of REITs and commercial real estate equity investments. We currently expect that commercial real estate-related loans will constitute up to 75% of our assets. We also currently expect that we may invest up to 25% of our assets in commercial real estate-related debt securities and/or commercial real estate equity investments.

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on originating and acquiring debt and debt-like instruments will emphasize the payment of current returns to investors and the preservation of invested capital. We also believe our investments may offer the potential for capital appreciation.

The management team of our advisor has extensive experience in originating, managing and disposing of real estate-related loans similar to the types of loans in which we intend to invest in. We will pursue a strategy similar to the strategy previously pursued by the management team. We will seek to:

•	focus primarily on the origination of new loans;
•	invest in fixed rate rather than floating rate loans;
•	invest in loans expected to be realized within one to five years;
•	maximize current income;

•	lend to creditworthy borrowers;
•	lend on properties leased to high quality tenants;
•	maximize diversification by property type, geographic location, tenancy and borrower;
•	source off-market transactions;
•	focus on small to mid-sized loans of $3 million to $15 million;
•	invest in loans not exceeding 80% of the current value of the underlying property; and
•	hold investments until maturity unless, in the manager’s judgment, market conditions warrant earlier disposition.

Market Opportunities

The turmoil in the United States mortgage market that commenced in 2008 has diminished the availability of new loans for commercial real estate, often regardless of the quality of the underlying property or the financial strength of the borrower. We believe that the continuing shortage of available financing creates a favorable investment environment for us. We believe there is an immediate opportunity to take advantage of current mortgage market conditions by originating new real estate-related loans at lower property valuations, lower loan-to-value ratios and higher returns. There is also an opportunity to acquire mortgage loans from distressed lenders at a discount to par, thereby taking advantage of borrower payoffs, loan restructurings and potential capital appreciation as markets normalize.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, beginning on page 21, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have no operating history, and as of the date of this prospectus, our total assets consist of cash of $201,000 and approximately $290,000 of deferred offering costs. The prior performance of our sponsor and its affiliated entities may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.
•	There is no public market for shares of our common stock; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
•	This is a “blind pool” offering because we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our investments prior to purchasing shares.
•	Our executive officers and our advisor’s key real estate, finance and securities professionals are also officers, directors, managers and/or key professionals of our sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by our advisor’s compensation arrangements with us and other affiliates of our sponsor.
•	The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis, therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
•	If we raise substantially less than the maximum offering, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.
•	We may change our investment policies without stockholder consent, which could result in investments that are different from those described in this prospectus.

•	Our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. Until the proceeds from this offering are fully invested and from time to time during our operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.
•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.
•	We have issued 1,000 shares of convertible stock to our advisor, at a price of $1.00 per share. Upon the occurrence of certain events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (2) the aggregate invested capital attributable to those outstanding shares plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, divided by (B) the quotient of (1) our enterprise value minus the amount calculated in clause (A), divided by (2) the number of outstanding shares of our common stock immediately preceding the conversion, in each case as of the date of the event triggering the conversion. The interests of stockholders purchasing in this offering will be diluted upon such conversion. Upon the issuance of shares of our common stock in connection with such a conversion of our convertible stock, your interests in us will be diluted.
•	We expect to primarily invest in commercial real estate-related loans, and we may also invest in commercial real estate-related debt securities and commercial real estate equity investments. These investments are subject to various risks, including but not limited to, the risk that: the values of the underlying properties may not remain at levels existing on the date the loans were originated or the date we made the investment; there may be limited or no liquidity in the secondary market for any securities in which we invest; if there is a default and we determine to foreclose on a property, it may be difficult to dispose of the property and we will be subject to risks associated with being a real property owner; if there is a default or a borrower bankruptcy with respect to investments such as mezzanine loans and other investments which may be subordinate to senior debt, we may not be able to recover some or all of our investment; and a widening of credit spreads could negatively impact the economic value of our commercial real estate-related loan investments due to the incremental interest that we will forego if credit spreads widen. Due to these and other risks, there is no guarantee of any return on your investment in shares of our common stock and you may lose some or all of your investment.
•	We will be subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.
•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our charter precludes us from borrowing more than the North American Securities Administrators

Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, which we refer to as the NASAA REIT Guidelines, limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments.

Our Sponsor

Terra is our sponsor and the parent company of our advisor. Terra is also a real estate finance and investment company. Terra has been responsible for the origination and management of mezzanine and equity investments in all major property types. Since it was founded in 2002, Terra has been responsible for the origination, financing and management of mezzanine and equity investments in approximately 165 properties throughout the Unites States. These investments have been made in 34 states and have been secured by approximately 10.9 million square feet of office properties, 2.6 million square feet of retail properties, 2.2 million square feet of industrial properties and 8,800 apartment units. The underlying value of these properties exceeded $3.8 billion based on appraised values as of the closing dates. Terra is headquartered at 805 Third Avenue, 8th Floor, New York, New York 10022. As of January 31, 2012, our sponsor and its affiliates employed 24 persons.

Founded in 2002, our sponsor, led by its chairman Simon J. Mildé and chief executive officer Bruce D. Batkin, is owned and operated by highly experienced real estate, finance and securities professionals with an average of over 25 years’ experience in global real estate transactions. Its managers have broad based, long-term relationships with major financial institutions, property owners and commercial real estate service providers. They have worked together as a team for over seven years, building on their prior experience in commercial real estate investment, finance, development and asset management. They have held leadership roles at many of the top international real estate and investment banking firms, including Jones Lang Wootton (now Jones Lang LaSalle), Merrill Lynch, ABN Amro, and Donaldson, Lufkin and Jenrette (now Credit Suisse). Please see “Management — Directors and Executive Officers” for biographical information regarding these individuals. We believe that our sponsor’s active and substantial ongoing participation in the real estate finance market, and the depth of experience and disciplined investment approach of our sponsor’s management team will allow our advisor to successfully execute our investment strategy.

Our Advisor

Our advisor, Terra Capital Advisors II, LLC, was formed as a Delaware limited liability company on September 12, 2011. We will contract with our advisor to manage our day-to-day operations. Our advisor is indirectly owned by our sponsor, whose team of real estate, finance and securities professionals, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, corporate governance, compliance and disclosure. Prior to the commencement of this offering, we will have five members of our board of directors, three of whom will be independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent. A majority of our independent directors will be required to review and approve all matters the board believes may involve a conflict of interest between us and our sponsor or its affiliates. Our directors are elected annually by the stockholders. When we refer to our charter in this prospectus, we are referring to our charter as it will be amended and restated prior to the commencement of this offering.

Our advisor has the authority to make all the decisions regarding our investments, consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and to the direction and oversight of our board of directors. With respect to investments in commercial real estate-related loans and commercial real estate-related debt securities, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our Structure

Our sponsor, Terra Capital Partners, LLC, is indirectly owned by Bruce Batkin, Simon Mildé and their affiliates. Messrs. Batkin and Mildé are the co-managing members of our sponsor and indirectly own, in the aggregate, a 65% interest in our sponsor.

The chart below shows the relationship among various Terra affiliates and our company as of the date of this prospectus.

(1)	A third-party investor owns a 5% non-controlling interest in the Advisor. The investor does not have any special voting rights with respect to the Advisor.

Use of Proceeds

We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure: (i) real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate; (ii) commercial real estate-related debt securities, such as commercial mortgage-backed securities, or CMBS, commercial real estate collateralized debt obligations, or CDOs, senior unsecured debt of real estate investment trusts, or REITs; and (iii) select commercial real estate equity investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10 purchase price for shares sold in the primary offering, we estimate that we will use 87.0% to 89.5% of our gross offering proceeds for investments, to pay fees to our advisor for its services in connection with the selection and acquisition or origination of our investments and the repurchase of shares of our common stock under our share redemption program. We will use the remainder to pay offering expenses, including selling commissions, the dealer manager fee, and offering costs. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase program.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Management Compensation

Our advisor and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes no discounts or waived fees or commissions. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our affiliates.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
	Organizational and Offering Stage(2)
Selling Commission(3) — Dealer Manager	7.0% of the gross offering proceeds in the offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow up to 100% of commissions earned to participating broker-dealers.	$35,000,000
Dealer Manager Fee(3) — Dealer Manager	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance.	$15,000,000

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Organizational and Offering Expense Reimbursement — Advisor or its Affiliates(4)(5)	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. Organization and offering expenses are estimated to be approximately $7,500,000, or approximately 1.5% of the maximum offering proceeds.	$7,500,000
Investment Activities
Acquisition Fee(4)(6)(7) — Advisor or its Affiliates	1.0% of the amount funded by us to originate or acquire real estate-related loans, including any third-party expenses related to such investment, or the amount invested in the case of other real estate assets, including any acquisition and origination expenses and any debt attributable to such investments, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. We may recoup all or a portion of the fee in the form of an origination fee charged to the borrower and paid to us in connection with each real-estate related loan originated by us.	$4,425,000 (assuming no debt financing to originate loans or make investments; also assuming no third party expenses, which cannot be determined at the present time)
Acquisition Expenses(4)(7) — Advisor or its Affiliates	We will reimburse our advisor for actual expenses incurred in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan originated by us.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Operational Stage(7)
Asset Management Fees(4) — Advisor or its Affiliates	A monthly asset management fee at an annual rate equal to 1.25% of the aggregate loan or investment origination amount or acquisition cost, for each real estate-related loan or other real estate investment then held by us, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. The asset management fee shall be calculated including origination or acquisition expenses, such as closing costs, property reports, legal and accounting fees, credit reports and appraisals, and any debt attributable to such investment.	Actual amounts are dependent on the amount of investments made, the cost of such investments and the amount of leverage and cannot be determined at the present time.
Operating Expenses — Advisor or its Affiliates(4)(8)	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our named executive officers. We will reimburse our advisor no less than monthly for any such expenses.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Liquidity Stage
Disposition Fee(4)(9) — Advisor or its Affiliates	For substantial assistance in connection with the sale of investments, as determined by our independent directors, we will pay our advisor or its affiliate 1.0% of the contract sale price of each real estate-related loan or other real estate investment. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any asset. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee, such as an exit fee or a prepayment penalty, paid by the borrower, in which case the disposition fee will be the lesser of (i) 1.0% of the original principal amount of the loan or debt-related investment or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property equal to 1.0% of the sales price.	Actual amounts are dependent upon the sale price received from the disposition of any real estate-related loans and therefore cannot be determined at the present time.
Shares Issuable Upon Conversion of Convertible Stock — Advisor or its Affiliates	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original invested capital from those shares plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock exceeds (2) the aggregate invested capital attributable to those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, divided by (B) the quotient of (1) our enterprise value minus the amount calculated in clause (A), divided by the number of outstanding shares of common stock immediately preceding the conversion, in each case as of the date of the event triggering the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock —
Convertible Stock.”

(1)	Unless otherwise indicated, assumes we sell the maximum of $500,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate-related loans or other real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement will not exceed 15% of the gross offering proceeds.
(3)	The selling commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”
(4)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent the organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering.
(5)	Approximately $750,000 of organization and offering expenses have been incurred as of the date of this prospectus. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with shareholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements.
(6)	For purposes of calculating the estimated maximum fees in this table, we have assumed that we will not use debt when making investments. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. Although our charter permits us to borrow up to an amount equal to 300% of our net assets, which approximates 75% of the aggregate cost of our investments, we expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments. The maximum estimated acquisition fee assuming a 75% leverage ratio would be $17,000,000 and the maximum estimated acquisition fee assuming a 30% leverage ratio would be $6,071,429.
(7)	Because the acquisition fee we pay our advisor is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt, if we were to incur any, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan. In connection with our investment in real-estate related loans, we generally expect that the borrower will pay an amount equal to the acquisition fee and that the borrower will pay us for all or a portion of the expenses in connection with each such loan, such that we will be able to use the payment from the borrower, rather than offering proceeds, to pay the acquisition fee and any acquisition expense reimbursements to our advisor.
(8)	After commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States of America, or GAAP, that are in any way related to our operation, including asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(9)	No disposition fee will be paid in connection with the sale of securities traded on a national securities exchange. In addition, we will not pay a disposition fee to our advisor in connection with the sale of real estate-related debt securities; however, a disposition fee may be paid to an affiliate of our advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to the lesser of one-half of the competitive real estate commission or 3% of the contract sales price.

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other affiliates.
•	Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor will have to allocate their time among us, our sponsor’s business and other programs and activities in which they are involved.
•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality or performance of the asset acquired or the services provided. This fee structure may cause our advisor to recommend borrowing funds in order to acquire assets or to fail to negotiate the best price for the assets we acquire.
•	Our advisor and its affiliates, including our dealer manager, will receive fees in connection with our public offerings of equity securities.
•	The terms of the advisory agreement and the dealer manager agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not negotiated at arm’s length.
•	At some future date after we have acquired a substantial investment portfolio that our board of directors determines would be most effectively managed by our own personnel, we may seek stockholder approval to internalize our management by acquiring assets and employing the key real estate, finance and securities professionals performing services to us on behalf of our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, our sponsor’s real estate, finance and securities professionals that become our employees may receive more compensation than they previously received from our sponsor or its affiliates. These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our stockholder’s best interests.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate-related investment. In order that investors may generally begin receiving distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. However, our organizational documents permit us to pay distributions from any source, including borrowings, sales of assets and offering proceeds. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

For so long as we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Distribution Reinvestment Plan

You may reinvest distributions you receive from us in shares of our common stock by participating in our distribution reinvestment plan. You may enroll in the distribution reinvestment plan by checking the appropriate box on the subscription agreement. You may also withdraw at any time, without penalty, by delivering written notice to us. Shares issued pursuant to our distribution reinvestment plan are being offered at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in our annual report that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. No selling commissions or dealer manager fees will be payable on shares sold under our distribution reinvestment plan. We may amend, suspend or terminate the distribution reinvestment plan for any reason, except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the distribution reinvestment plan, upon 10 days prior written notice to participants. Please see Appendix C: Form of Distribution Reinvestment Plan for all of the terms of our distribution reinvestment plan.

Share Repurchase Program

If you have purchased shares from us or received your shares through a non-cash transaction, not in the secondary market, and have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price Paid
Less than 1 year	No Repurchase Allowed(1)
1 year	90.0%
2 years	92.5%
3 years	95.0%
4 years	97.5%
5 years or longer	100.0%

(1)	Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. Repurchase requests made in connection with the death or disability of a stockholder will be repurchased at the higher of the price paid for the shares or our estimated per share value.

After we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during any 12-month period is limited to: (i) 5% of the weighted average number of shares of the Company’s common stock outstanding during the 12-month period immediately prior to the date of redemption and (ii) those that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in such 12-month period plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may terminate, suspend or amend the share repurchase program upon 30 days’ written notice without stockholder approval. Any notice of a termination, suspension or amendment of the share repurchase program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion.

Liquidity

In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. If we do not consummate a liquidity event by the fifth anniversary of the termination of this offering, our charter requires that we either: (a) seek stockholder approval of the liquidation of our company; or (b) if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, postpone the vote on whether to liquidate our company. See “Plan of Distribution — General” for a discussion of the termination date of this offering. If a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that our board revisit the issue of liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of independent directors, again determined that liquidation would not be in the best interest of the stockholders. If we sought and failed to obtain stockholder approval of the company’s liquidation, our charter would not require us to consummate a liquidity event or liquidate and would not require our board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of the company’s liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor our subsidiaries are required to register as investment companies under the Investment Company Act of 1940, as amended, or the “Investment Company Act.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries of the owner, which subsidiaries are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The company intends to conduct its operations so that it complies with the 40% test or one of the other exceptions or exemptions discussed herein. In order to comply with the 40% test, the securities issued to us by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. Further, we, and such subsidiaries, are not and do not plan to engage in the business of investing, reinvesting, owning, holding or trading in securities. In the event that our operations are conducted with the intent to rely upon the 40% test, we plan to monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, either directly or through our wholly-owned or majority-owned subsidiaries, will be primarily engaged in the non-investment company businesses of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our direct investments, and/or if we conduct operations through our wholly- and majority-owned subsidiaries, our indirect investments through such subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of such portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% of such portfolio comprised of other assets not fitting within either category). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify such investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

Although we intend to monitor our portfolio (and those of our subsidiaries, if any) periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for ourselves or each of our subsidiaries. If the SEC does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

In the event that we were to acquire assets that could make the company or any of its subsidiaries technically fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, and if the exception under Section 3(c)(5)(c) discussed above is not available to us or such subsidiary, we believe that we (or such subsidiary) would still qualify for an exception from that definition pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, our own and our majority-owned and wholly-owned subsidiaries’ activities conducted in accordance with Section 3(c)(5)(C) discussed above.

In addition to the exceptions and exemptions discussed above, the company and/or our subsidiaries, if any, may rely upon other exceptions or exemptions from the definition of an investment company and the registration requirements under the Investment Company Act.

Qualification for these exemptions will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such tests and/or exceptions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in shares of our common stock involves risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. The occurrence of any of the following risks could cause the value of our shares to decline and could cause you to lose all or part of your investment.

Risks Related to an Investment in Us

We have no prior operating history, and the prior performance of our sponsor or its affiliates may not predict our future results; therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with an operating history.

We are a recently formed company and have no operating history. As of the date of this prospectus, we have not made any investments, and our total assets consist of cash of $201,000 and deferred offering costs. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with an operating history and we may not be able to achieve our investment objectives. In addition, you should not assume that our performance will be similar to the past performance of our sponsor or its affiliates.

There is no public market for our shares of common stock; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our shares of common stock, and we do not expect one to develop. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may limit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay certain up-front fees and expenses, including organization and offering costs, such as issuer costs, selling commissions, and the dealer manager fee and acquisition fees and expenses in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, without incurring a substantial loss. You may also experience substantial losses if we dispose of our assets or in connection with a liquidation event. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Any transfer of shares of our common stock must comply with applicable securities laws. Please see “Description of Capital Stock — Restrictions on Ownership of Shares of Capital Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore, as it was arbitrarily determined, the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary during the offering or be based on the underlying value of our assets. Our board of directors arbitrarily determined the offering price in its sole discretion. We do not intend to adjust the offering price during this offering even after we acquire assets and, therefore, the fixed offering price established for shares of our common stock will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay. Our offering price is not indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. We will also depend upon the performance of third-party loan servicers to service our loan investments. Except for investments that may be described in supplements to this prospectus prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in our company. You must rely entirely on the management abilities of our advisor, the loan servicers our advisor selects and the oversight of our board of directors. We cannot assure you that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Our organization documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced.

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of commercial real estate-related loans, commercial real estate-related securities and commercial real estate equity investments. Economic conditions greatly increase the risks of these investments (see “— Risks Related to Our Investments”). The value of collateral securing any loan investment we may make could decrease below the outstanding principal amount of such loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our loan investment. More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to commercial mortgage, mezzanine or bridge loans and equity investments. They also apply to CMBS and CDO debt, the performance of which depends on the performance of the underlying loans. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Continued disruptions in the financial markets and deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

Since 2007, liquidity in the market for non-prime and sub-prime residential mortgage loans, and the real estate-related investments that depend on the performance of such loans, has decreased dramatically. More recently, underlying collateral performance concerns pertaining to the increased rates of delinquency, foreclosure and loss have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans (despite recent rallying for high quality assets). This has led to a wide distinction in price discovery for senior and subordinated assets. The continued market volatility and instability may interfere with the successful implementation of our business strategy.

Despite recent positive indicators, protracted economic downturn will also likely have a negative impact on our ability to originate and finance loans. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. If real property values decline, real estate investors will have a difficult time making new acquisitions and demand for loan originations will decline. In addition, creditworthy investors may be less likely to look to debt financing for acquisitions in a recessionary environment. Furthermore, we may have difficulty selling loans, loan participations and structured loan products in a recessionary environment. These factors may hinder our ability to generate revenue by originating, selling and financing loans.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

Government intervention may limit our ability to continue to implement certain strategies or manage certain risks.

The pervasive and fundamental disruptions that the global financial markets have and may continue to undergo have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. There is a high likelihood of significantly increased regulation of the financial markets that could have a material impact on our operating results and financial condition.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our advisor’s real estate, finance and securities professionals, including Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman, to identify suitable investments. Our sponsor and its other affiliated entities also rely on Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman for investment opportunities. To the extent that our advisor’s real estate, finance and securities professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate-related loans, select commercial real estate-related securities and select commercial real estate equity investments. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsor has only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor, which is a subsidiary of our sponsor, for our organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.

Shares of our common stock are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any shares of our common stock in this offering. As a result, if we raise only the minimum amount of proceeds, we will be thinly capitalized and will not be able to achieve a broadly diversified portfolio. Even if we met the minimum offering requirements, we may sell fewer than all of the shares being offered in this offering. If we are unable to sell all of the shares being offered in this offering, we will make fewer investments, resulting in less diversification in terms of the numbers and types of investments we own and the geographic areas in which our investments or the properties underlying our investments are located which would make it more difficult for us to accomplish our business objectives. In addition, the fewer investments we make, the greater the likelihood that any single investment’s poor performance would materially adversely affect our overall investment performance.

Any adverse changes in our sponsor’s financial health or our relationship with our sponsor or its affiliates could hinder our operating performance and the return on your investment.

We have engaged our advisor to manage our operations and our portfolio of commercial real estate-related loans, select commercial real estate-related securities and select commercial real estate equity investments. Our advisor has no employees, and utilizes our sponsor’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our sponsor and its affiliates as well as our sponsor’s real estate, finance and securities professionals in the identification and acquisition or origination of investments, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Any adverse changes in our sponsor’s financial condition or our relationship with our sponsor could hinder our advisor’s ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate, finance and securities professionals at our sponsor could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman, each of whom would be difficult to replace. Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman, may not remain associated with our sponsor. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our sponsor and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our sponsor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If our sponsor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and the personnel of our sponsor that our advisor utilizes to perform services on its behalf for us. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments to pay distributions.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the advisor but may instead remain employees of the sponsor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Our dealer manager has no operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Terra Securities, an affiliate of our advisor, to conduct this offering. Terra Securities is a recently formed entity and this is the first public offering for which it has served as the dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Our rights and the rights of our stockholders to recover claims against directors, including our independent directors, are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no independent director will be liable to us or our stockholders for monetary damages and that we must generally indemnify them for losses unless, in the case of independent directors, they are grossly negligent or engage in willful misconduct or, in the case of non-independent directors, they are negligent or engage in misconduct. As a result, you and we may have more limited rights against our directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our directors (as well as by our officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to you.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

In the future, our board of directors may consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of shares of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. If we do not consummate a liquidity event by the fifth anniversary of the termination of this offering, our charter requires that we either: (a) seek stockholder approval of the liquidation of our company; or (b) if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, postpone the vote on whether to liquidate our company. See “Plan of Distribution — General” for a discussion of the termination date of this offering. If a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that our board revisit the issue of liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of independent directors, again determined that liquidation would not be in the best interest of the stockholders. If we sought and failed to obtain stockholder approval of the company’s liquidation, our charter would not require us to consummate a liquidity event or liquidate and would not require our board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of the company’s liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments and investment guidelines without stockholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Pursuant to SEC Rules, we may be required to file Post-Effective Amendments to this registration statement to disclose any material change to investors, such as changes to our targeted investments and investment guidelines. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of shares of our common stock and our ability to make distributions to you.

Your ability to have your shares repurchased is limited under our share repurchase program, and if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Our share repurchase program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate, and stockholders must generally hold their shares for a minimum of one year before they can participate in our share repurchase program. Further, we presently intend to limit the number of shares to be repurchased during any 12-month period to: (i) 5% of the weighted average number of shares of the Company’s common stock outstanding during the 12-month period immediately prior to the date of redemption and (ii) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in such 12-month period plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Our board of directors may also limit the amounts available for repurchase at any time in their sole discretion. In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days prior notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program.

Please see “Description of Capital Stock — Share Repurchase Program” for a description of all of the terms and limitations associated with our share repurchase program. As a result of these limitations, the repurchase price you may receive upon any such repurchase may not be indicative of the price our stockholders would receive if our shares were actively traded or if we were liquidated, and you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share repurchase program or to third parties at a price that reflects the then current market value of the shares or at all.

Risks Related to Our Investments

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

We will be subject to risks incident to the ownership of real estate related assets including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by property owners and tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, the recent increase in mortgage defaults in the residential market has had a negative impact on the credit markets generally as well as on economic conditions generally. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. These conditions, or others we cannot predict, may adversely affect our results of operations funds from operations, cash flow and returns to our investors.

Our real estate-related loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our investments.

The real estate-related loans we make or invest in will be at risk of defaults caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the real estate-related loans will remain at the levels existing on the dates of origination of such loans. If the values of the underlying properties drop, our risk will increase and the value of our investments may decrease.

Our real estate-related loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates.

If we invest in fixed-rate, long-term real estate-related loans and interest rates rise, such loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that real estate-related loans are prepaid, because we may not be able to make new loans at the previously higher interest rate.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the mortgagor raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our real estate-related loans may be limited by regulations.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. We may determine not to make or invest in real estate -related loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make or invest in real estate-related loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Our commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments will be subject to the risks typically associated with real estate.

Our commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments (including potential investments in real property) may be similarly affected by real estate property values. Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	adverse changes in national and local economic and real estate conditions;
•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;
•	costs of remediation and liabilities associated with environmental conditions affecting properties; and
•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we originate, own or acquire.

The commercial real estate-related loans we originate and invest in and the commercial real estate-related loans underlying the commercial real estate-related debt securities we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate-related loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. We expect that many of the commercial real estate-related loans that we originate will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of our commercial real estate-related loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest. In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

CMBS evidence interests that are secured by a single commercial mortgage loan or a pool of commercial real estate-related loans. Accordingly, the commercial real estate-related debt securities we invest in are subject to all of the risks of the underlying commercial real estate-related loans.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our investments in subordinated commercial real estate-related loans and subordinated commercial real estate-related debt securities may be subject to losses.

We intend to acquire or originate subordinated commercial real estate-related loans and invest in subordinated commercial real estate-related debt securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related commercial real estate-related debt securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Our investments in commercial real estate-related loans are subject to changes in credit spreads.

Our investments in commercial real estate-related loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Investments in non-conforming or non-investment grade rated loans or securities involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the value of our common stock.

Investments that are not United States government insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the value of our common stock may be adversely affected.

The mortgage-backed securities in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate mortgage-backed securities will not be fully paid. Subordinate mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

We may invest in CMBS, including subordinate securities, which entail certain risks.

CMBS are generally securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a commercial or multifamily use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartment buildings, nursing homes and senior living centers, and may include, without limitation, CMBS conduit securities, CMBS credit tenant lease securities and CMBS large loan securities. We may invest in a variety of CMBS, including CMBS which are subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS will be affected by payments, defaults, delinquencies and losses on the underlying commercial real estate-related loans, which began to increase significantly toward the end of 2008 and are expected to continue to increase into 2012 and beyond. Furthermore, a weakening rental market generally, including reduced occupancy rates and reduced market rental rates, could reduce cash flow from the loan pools underlying our CMBS investments.

Additionally, CMBS are subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by hospitals, nursing homes, hospitality properties and certain other property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related commercial real estate loan, particularly if the current economic environment continues to deteriorate. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CMBS may be highly dependent on the performance of the servicer or special servicer. Expenses of enforcing the underlying commercial real estate-related loans (including litigation expenses) and expenses of protecting the properties securing the commercial real estate-related loans may be substantial. Consequently, in the event of a default or loss on one or more commercial real estate-related loans contained in a securitization, we may not recover our investment.

We may invest in CDOs and such investments may involve significant risks.

We may invest in CDOs. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate-related loans. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially. To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses. However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity class of a CDO could decrease substantially. In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We have no established investment criteria limiting the geographic concentration of our investments in commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.

Certain commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments in which we invest may be secured by a single property or properties in one geographic location. Further, we intend that our secured investments will be collateralized by properties located solely in the U.S. These investments may carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas, and we may experience losses as a result. A worsening of economic conditions in the geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of customers to pay financed amounts and impairing the value of our collateral.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate assets or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests (or any property which generates such income or gain), and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our investments in debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are debt finance companies are subject to the inherent risks associated with structured financing investments also discussed in this prospectus. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and distribution payments to us.

Many of our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. Some of the mortgage-backed securities that we may purchase may be traded in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Competition with third parties in acquiring and originating investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, many of which have greater resources than us. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on more generous terms than our competitors, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.

We may enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;
•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or
•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner. In addition, a dispute with our co-venturer may result in litigation which could increase our expenses and, as with any significant litigation, divert the attention of our officers and directors from our ongoing business.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of both commercial real estate and residential real estate properties. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Insurance may not cover all potential losses on the mortgaged properties which may impair our security and harm the value of our assets.

We will require that each of the borrowers under our mortgage loan investments obtain comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. We may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may affect value or hinder recovery.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property. These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. We will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate-related loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely effected.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.”

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Risks Related to Our Financing Strategy

The commercial real estate finance industry has been and may continue to be adversely affected by conditions in the global financial markets and economic conditions in the United States generally.

Since mid-2007 the global financial markets were expansively impacted by significant declines in the values of nearly all asset classes and by an unprecedented lack of liquidity although noticeable increases in demand for high quality assets emerged in the second half of 2009. This was initially triggered by the subprime residential lending and single family housing markets experiencing significant default rates, declining residential real estate values and increasing backlog of housing supply. Other lending markets also experienced higher volatility and decreased liquidity resulting from the poor credit performance in the residential lending markets. The residential sector capital markets issues quickly spread more broadly into the asset-backed commercial real estate, corporate and other credit and equity markets. The global markets have been characterized by continued volatility and investor uncertainty producing downward pressure on stock prices and the lack of available credit for certain issuers without regard to those issuers’ underlying financial strength.

The resulting economic conditions and the difficulties currently being experienced in the commercial real estate finance industry could adversely affect our business, financial condition, results of operations and our prospects for future growth. Although we are hopeful that the financial markets will improve in the near future, a worsening of these conditions would likely exacerbate any adverse effects the market environment may have on us, on others in the commercial real estate finance industry and on commercial real estate generally.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets with outside capital. Due to global liquidity constraints, nearly all financial industry participants, including commercial real estate lenders and investors, continue to find it nearly impossible to obtain cost-effective debt capital to finance new investment activity or to refinance maturing debt. We do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient capital on acceptable terms, our businesses and our ability to operate could be severely impacted.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from incurring debt until our borrowings would exceed 300% of our net assets. We expect that we may use leverage for any senior debt or equity investments that we make. Further, we can increase our borrowings in excess of 300% of our net assets, if a majority of our independent directors approve such increase and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. High debt levels would cause us to incur higher interest charges and higher debt service payments and could also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We may use credit facilities to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.

We may use credit facilities to finance some of our investments. To the extent these credit facilities contain mark-to-market provisions, if the market value of the commercial real estate-related loans pledged by us declines in value due to credit quality deterioration, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. In a weakening economic environment, we would generally expect credit quality and the value of the commercial real estate-related loans that serve as collateral for our credit facilities to decline, resulting in a higher likelihood that the lenders would require partial repayment from us, which could be substantial. Posting additional collateral to support our credit facilities could significantly reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, which could have a material adverse effect on our business and operations.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our executive officers and our advisor’s key real estate, finance and securities professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our advisor’s key real estate, finance and securities professionals are also officers, directors, managers and/or key professionals of our sponsor, our dealer manager and other affiliated entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our sponsor who perform services for our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees and asset management fees;
•	acquisitions of investments and originations of loans, which entitle our advisor to acquisition fees and asset management fees and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our advisor to disposition fees in connection with services for the seller;
•	sales of investments, which entitle our advisor to disposition fees;
•	borrowings to acquire investments and to originate loans, which borrowings will increase the acquisition fees and asset management fees payable to our advisor; and
•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets from our sponsor (such as office space, furnishings and technology costs) and employing our sponsor’s real estate, finance and securities professionals performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate, finance and securities professionals receiving more compensation from us than they currently receive from our sponsor.

The fees our advisor receives in connection with transactions involving the acquisition or origination of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our sponsor’s key personnel performing services on behalf of our advisor to recommend riskier transactions to us.

Our sponsor will face conflicts of interest relating to performing services on our behalf and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce your overall investment return.

Our advisor has no employees and relies upon the key real estate, finance and securities professionals of our sponsor, including Terra Securities, to identify suitable investment opportunities for us. Our sponsor and other affiliated entities also rely on many of the same real estate, finance and securities professionals. Our investment strategy is very similar to that of our sponsor and its affiliated entities. When these real estate, finance and securities professionals direct an investment opportunity to any Terra entity, they, in their sole discretion, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The allocation of investment opportunities could result in us investing in assets that provide less attractive returns, reducing the level of distributions we may be able to pay to you.

Further, existing and future affiliated entities and Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, origination or sale of real estate-related investments. For a detailed description of the conflicts of interest that our advisor will face, see “Conflicts of Interest.”

Our sponsor’s real estate, finance and securities professionals acting on behalf of our advisor will face competing demands relating to their time and this may cause our operations and your investment to suffer.

Our advisor has no employees and relies on the real estate, finance and securities professionals of our sponsor performing services for us on behalf of our advisor, including Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman, for the day-to-day operation of our business, who are also executive officers of other affiliated entities. As a result of their interests in other affiliated entities and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman will face conflicts of interest in allocating their time among us, our sponsor and other affiliated entities and other business activities in which they are involved. These conflicts of interest could result in declines in the returns on our investments and the value of your investment.

Our executive officers and our sponsor’s key real estate, finance and securities professionals acting on behalf of our advisor face conflicts of interest related to their positions and interests in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and our sponsor’s key real estate, finance and securities professionals acting on behalf of our advisor are also executive officers, directors, managers and key professionals of our sponsor, our dealer manager and other affiliated entities. As a result, they owe duties to each of these entities, their members and limited partners and these investors, which duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. In addition, our sponsor may grant equity interests in our advisor and the special unit holder to certain management personnel performing services for our advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. For a detailed description, see “Description of Capital Stock — Restrictions on Ownership of Shares of Capital Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. Additionally, a majority of our entire board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval.

We are not and do not plan to be registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed and shareholder protections provided by the Investment Company Act; maintaining an exemption from registration may limit or otherwise affect our investment choices.

Neither we nor any of our subsidiaries, if any, are registered or intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries of the owner, which subsidiaries are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that we will not fall under the definition of, and will therefore not be required to register as, an investment company. We intend to make investments and conduct our operations so that we are not required to register as an investment company. We intend to conduct our operations so that we comply with the 40% test or another one of the exceptions or exemptions discussed herein. In order to comply with the 40% test, the securities issued to us by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. Further, we and such subsidiaries, are not and do not plan to engage in the business of investing, reinvesting, owning, holding or trading in securities. In the event that our operations are conducted with the intent to rely upon the 40% test, we plan to monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, either directly or through our wholly-owned or majority-owned subsidiaries, will be primarily engaged in the non-investment company businesses of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of direct our investments and/or, if we conduct operations through our wholly- and majority-owned subsidiaries, our indirect investments through such subsidiaries, will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of such portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% of such portfolio comprised of other assets not fitting within either category). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify such investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate investments or real estate related investments and therefore our investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exemption from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully. See “Investment Objectives and Strategy — Investment Company Act Considerations.”

In the event that we were to acquire assets that could make the Company or any of our subsidiaries technically fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, and if the exception under Section 3(c)(5)(c) discussed above is not available to us or such subsidiary, we believe that we (or such subsidiary) may still qualify for an exception from that definition pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from our own and our majority-owned and wholly-owned subsidiaries’ activities conducted in accordance with Section 3(c)(5)(C), discussed above.

In addition to the exceptions and exemptions discussed above, the company and/or our subsidiaries may rely upon other exceptions or exemptions from the definition of an investment company and the registration requirements under the Investment Company Act.

To ensure that neither we nor any of our subsidiaries, if any, are required to register as an investment company, an entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire assets or interests in companies that we would otherwise want to acquire. We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with the applicable test(s) described herein, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities or those of our subsidiaries.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including actions by the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exemptions discussed above or other exemptions from the definition of investment company under the Investment Company Act upon which we may rely, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies we have chosen.

If we or any of our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Further, if we or our subsidiaries are required to register as investment companies under the Investment Company Act, our investment options may be limited by various limitations, such as those mentioned above, and we or our subsidiaries would be subjected to a complex regulatory scheme, the costs of compliance with which can be high. For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives and Strategy — Investment Company Act Considerations.”

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law, or MGCL, and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay. Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares. Even when determining the estimated value of our shares from and after 18 months after completion of our offering stage, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

We intend to have our advisor prepare an annual report of the estimated value of our shares, which we will include in our annual report on Form 10-K. Until 18 months after we have completed our offering stage, our advisor has indicated that it intends to use the price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated value of our shares from and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is one of our affiliates. Because our dealer manager is an affiliate, its due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Under our charter, we have authority to issue a total of 1,500,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, 499,999,000 shares are designated as preferred stock, and 1,000 shares are designated as convertible stock. Our board of directors, with the approval of a majority of the entire board, may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, (iii) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (iv) issue shares of our common stock to sellers of assets we acquire. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (A) we have made total distributions on the then outstanding shares of our common stock equal to the original invested capital from those shares plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares of common stock exceeds (2) the aggregate invested capital attributable to those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, divided by (B) the quotient of (1) our enterprise value minus the amount calculated in clause (A), divided by the number of outstanding shares of our common stock immediately preceding the conversion, in each case as of the date of the event triggering the conversion. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. See “Description of Capital Stock —  Convertible Stock.” Upon the issuance of shares of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the shares of our convertible stock it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the selection, acquisition, origination, management, and administration of our investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. We may increase the compensation we pay to our advisor subject to approval by our board of directors and other limitations in our charter, which would further dilute your investment and the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold under the distribution reinvestment plan, we estimate that we will use 87.0% to 89.5% of our gross offering proceeds for investments, to pay fees to our advisor for its services in connection with the selection and acquisition or origination of investments and for the repurchase of shares of our common stock under our share repurchase program.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. For a discussion of our fee arrangement with our advisor and its affiliates, see “Management Compensation.”

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect our ability to make distributions to our stockholders.

We will depend upon the availability of adequate funding and capital for our operations. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on our ability to make distributions.

Although we will not currently be afforded the protection of certain provisions of the MGCL relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder and thereafter may only be consummated if approved by two supermajority votes of our stockholders. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. These provisions may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the MGCL could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock — Business Combinations,” “Description of Capital Stock — Control Share Acquisitions” and “Description of Capital Stock — Subtitle 8.”

Our charter includes an anti-takeover provision that may discourage a person from launching a mini-tender offer for our shares.

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. A “mini-tender offer” is a public, open offer to all stockholders to buy their stock during a specified period of time that will result in the bidder owning less than 5% of the class of securities upon completion of the mini-tender offer process. Absent such a provision in our charter, mini-tender offers for shares of our common stock would not be subject to Regulation 14D of the Exchange Act. Tender offers, by contrast, result in the bidder owning more than 5% of the class of securities and are automatically subject to Regulation 14D of the Exchange Act. Pursuant to our charter, the offeror must provide our company notice of such tender offer at least 15 business days before initiating the tender offer. If the offeror does not comply with these requirements, our company will have the right to redeem the noncomplying offeror’s shares and any shares acquired in such tender offer. In addition, the noncomplying offeror shall be responsible for all of our company’s expenses in connection with that offeror’s noncompliance. Although unlikely, this provision of our charter may discourage a person from initiating a mini-tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We believe we will operate in such a manner as to qualify, and we intend to elect to be treated, as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2012. Although we do not intend to request a ruling from the Internal Revenue Service, or “IRS”, as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Greenberg Traurig, LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the IRS or on any court. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we believe we will operate in such a manner as to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations or having to borrow funds.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. It is possible that we might not always be able to continue to make distributions sufficient to meet the annual distribution requirements required to maintain our REIT status, avoid corporate tax on undistributed income and/or avoid the 4% excise tax.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur, e.g., from (i) the effect of non-deductible capital expenditures, (ii) the creation of reserves, (iii) the recognition of original issue discount or (iv) required debt amortization payments. If we do not have other funds available in these situations, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of your investment. In the event in-kind distributions are made, your tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to you during such year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Our stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs generally do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, and subsequently extended in December 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Material U.S. Federal Income Tax Considerations —  Taxation of Taxable U.S. Stockholders.”

In certain circumstances, we may be subject to federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you. See “Material U.S. Federal Income Tax Considerations — Taxation of Our Company.”

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;
•	Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and
•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders.”

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego attractive investments. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material U.S. Federal Income Tax Considerations  — Requirements For Qualification — Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments to maintain REIT status. Such action may subject the REIT to the tax on prohibited transactions, discussed below.

The tax on “prohibited transactions” will limit our ability to engage in certain transactions.

In general, a “prohibited transaction” includes certain sales or other dispositions of assets, other than foreclosure property, that are deemed held primarily for sale to customers in the ordinary course of the REIT’s trade or business. A REIT’s net income from prohibited transactions is subject to a 100% tax. In order to avoid this tax, the REIT may choose not to dispose of certain loans or to avoid certain securitization activities that present the risk of recharacterization as a sale for federal income tax purposes. These limitations may foreclose the REIT from entering into transaction that may be beneficial to us. Furthermore, to avoid the exposure presented by the tax on prohibited transactions, we may have to conduct certain activities in a taxable REIT subsidiary, which would subject the income generated by such activities to a corporate income tax.

The stock ownership limit imposed by the Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of the aggregate of our outstanding capital stock or more than 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding common stock following the completion of this offering. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption prospectively or retroactively in its sole discretion, subject to such conditions, representations and undertakings as required by our charter or as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Our investments in debt instruments may cause us to recognize taxable income prior to the receipt of the cash associated therewith.

The recognition of taxable income prior to the receipt of cash associated with such taxable income impacts the ability to pay tax on such income or, in the case of a REIT, make required distributions to shareholders. We may acquire debt instruments for less than face value and this discount is generally treated as a “market discount” for federal income tax purposes, which could, under certain circumstances, lead to the recognition of taxable income without receipt of the corresponding cash associated therewith.

Moreover, pursuant to our possible involvement in public-private joint ventures or other similar programs recently announced by the federal government, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the original issue discount at the time it was modified.

As a result, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income in excess of cash available for distribution is recognized. In order to maintain our REIT status, we may be forced to make in-kind distributions or borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs, decrease the value of your investment or result in your tax liability exceeding the cash you receive.

Legislative or regulatory action could adversely affect us or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may take effect retroactively, and there can be no assurance that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a domestically controlled REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as the Foreign Investment in Real Property Tax Act, or “FIRPTA”, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. There can be no assurance that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than five percent of the value of our outstanding common stock. We are not currently traded on an established securities market nor do we anticipate being traded on an established securities market in the foreseeable future. See “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Dispositions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Furthermore, compliance with the statutory REIT requirements may limit our ability to implement hedging strategies that may otherwise reduce risk, thereby increasing our risk profile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospectus and financial conditions. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The amounts in this table assume that the full dealer manager fee and sales commission are paid on all shares of our common stock offered in our primary offering to the public on a best efforts basis. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and the organization and offering expense reimbursement, we will use the net proceeds of the offering to acquire investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell: (i) only $3,000,000 in shares, the minimum offering amount, in the primary offering; (ii) $500,000,000 in shares, the maximum offering amount, in the primary offering and no shares pursuant to our DRIP offering; and (iii) $500,000,000 in shares, the maximum offering amount, in the primary offering and $50,000,000 in shares pursuant to our DRIP offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP offering. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the DRIP offering and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Minimum Primary Offering		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	% of Proceeds	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$3,000,000	100.0%	$500,000,000	100.0%	$550,000,000	100.0%
Less Offering Expenses:
Selling Commissions(1)	210,000	7.0	35,000,000	7.0	35,000,000	6.4
Dealer Manager Fee(1)	90,000	3.0	15,000,000	3.0	15,000,000	2.7
Organization and Offering Expense Reimbursement(2)	90,000	3.0	7,500,000	1.5	7,500,000	1.4
Net Proceeds Available for Investment(3)	$2,610,000	87.0%	$442,500,000	88.5%	$492,500,000	89.5%
Less:
Acquisition Fee(4)	—	—	—	—	—	—
Acquisition Expenses(5)	—	—	—	—	—	—
Initial Working Capital Reserve(6)	—	—		—	—	—
Remaining Proceeds Available for Investments	$2,610,000	87.0%	$442,500,000	88.5%	$492,500,000	89.5%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 7.0% of gross offering proceeds (which commission may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 3.0% of gross offering proceeds, both of which will be payable to our dealer manager. The dealer manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker-dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering. The maximum compensation payable to members of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commission and dealer manager fee are not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commission and dealer manager fee are calculated only on amounts sold in the primary offering.
(2)	Amount reflected is an estimate. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with shareholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements.
(3)	Until required in connection with investment in real estate-related loans and other real estate investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. The amount of investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to repurchase shares under our share repurchase program and whether we use offering proceeds to make distributions. We are not able to estimate the amount of investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.
(4)	We expect to focus our investment strategy primarily on the origination of real-estate related loans. In connection with our origination of real-estate related loans, we generally expect that the borrower will pay an amount equal to the acquisition fees, so that such fees will not reduce the offering proceeds available for investment. While we do not expect such investments to comprise a significant percentage of our portfolio, to the extent we acquire existing debt or make equity investments, we expect that acquisition fees would be paid from offering proceeds and the offering proceeds available for investment would decrease. In addition, although we do not expect to use leverage in connection with our origination of real-estate related loans or our investments in subordinated debt, to the extent we invest in senior debt or make equity investments, we may finance a portion of such investments, resulting in an increase in the acquisition fees and a decrease in the offering proceeds available for investment.
(5)	We will reimburse our advisor for actual expenses incurred in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. In connection with our origination of real-estate related loans, we generally expect to receive payments from the borrowers in the amount of the origination expenses, so that such expenses will not reduce the offering proceeds available for investment. If, however, we acquire existing debt or make equity investments, we will reimburse the advisor for its actual expenses incurred in connection with such investments, regardless of whether they are ultimately acquired.
(6)	We may incur capital expenses relating to our investments, such as purchasing a loan senior to ours to protect our junior position in the event of a default by the borrower on the senior loan, making protective advances to preserve collateral securing a loan, or making capital improvements on a real property obtained through foreclosure or otherwise. At the time we make an investment, we will establish estimates of the capital needs of such investments through the anticipated hold period of the investments. We do not anticipate that we will establish a permanent reserve for expenses relating to our investment through the anticipated hold period of the investment. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments or out of the net cash proceeds received by us from any sale or payoff of our investments.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to our advisor and other Terra affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by a majority of our independent directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for directing the management of our business and affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

We currently have two directors on our board of directors. Prior to the commencement of this offering, we will have a total of five directors, three of whom will be independent of us, our advisor and our respective affiliates. Our charter defines an “independent director” as a person who has not been, directly or indirectly associated with the sponsor or the Advisor within previous two years by virtue of:

•	ownership interests in our sponsor, our advisor or any of their affiliates, other than our company or any other affiliate with securities registered under the Exchange Act;
•	employment by our sponsor, our advisor or any of their affiliates;
•	service as an officer or director of our sponsor, our advisor or any of their affiliates, other than as a director for us or any other affiliate with securities registered under the Exchange Act;
•	performance of services, other than as a director for us;
•	service as a director of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or
•	maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates.

We refer to our directors who are not independent as our “affiliated directors.” Our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than five percent of his annual gross income in the last two years from our sponsor, our advisor or any affiliate of our sponsor or advisor (excluding fees for serving as our independent director or other real estate investment trust or other real estate program organized or advised or managed by our sponsor or its affiliates), or if more than five percent of his net worth, on a fair market value basis, has come from our sponsor, our advisor or any affiliate of our sponsor or advisor. At the first meeting of our board of directors consisting of a majority of independent directors, our charter will be reviewed and ratified by a vote of the directors, including at least a majority of the independent directors.

Prior to the commencement of this offering, our charter and bylaws will provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

At such time as we are subject to Subtitle 8 of the MGCL, a vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Responsibilities of Directors

The responsibilities of the members of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
•	approving all investments other than investments in commercial real estate-related loans and commercial real estate-related debt securities;
•	approving and reviewing the investment guidelines that our advisor must follow when acquiring commercial real estate-related loans and commercial real estate-related debt securities on our behalf without the approval of our board of directors;
•	approving and overseeing our debt financing strategies;
•	approving joint ventures, limited partnerships and other such relationships with third parties;
•	approving a potential liquidity transaction;
•	determining our distribution policy and authorizing distributions from time to time; and
•	approving amounts available for repurchases of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

We will follow investment guidelines adopted by our board of directors and the investment and borrowing policies set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Any change in our investment objectives as set forth in our charter must be approved by the stockholders.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Prior to the commencement of this offering, our board of directors will establish an audit committee.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will be comprised of three directors, all of whom are independent directors and one of whom will be deemed an audit committee financial expert.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Simon J. Mildé	66	Chairman, Director
Bruce D. Batkin	59	Chief Executive Officer, Director
Stephen H. Hamrick	60	President
James J. Flood	66	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary
Daniel J. Cooperman	37	Managing Director of Originations
		Independent Director*
		Independent Director*
		Independent Director*

*	To be named by amendment.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Simon J. Mildé has served as our Chairman since our formation in July 2011 and Chairman of our advisor since its formation in September 2011. Mr. Mildé has served as Chairman of Terra Secured Income Fund 3, LLC, a private fund investing in commercial real estate-related loans since its formation in January 2012; Chairman of Terra Secured Income Fund 2, LLC, a private fund investing in commercial real estate-related loans since its formation in May 2011; and Chairman of Terra Secured Income Fund, a private fund investing in commercial real estate-related loans since its formation in July 2009. He co-founded Terra Capital Partners and has served as its Chairman since its formation in 2002. He has over 40 years’ experience in global real estate finance, investment and management. Prior to founding Terra Capital Partners, Mr. Mildé was founder and Chairman for approximately 20 years of Jones Lang Wootton North America (now Jones Lang LaSalle), one of the largest global real estate investment management and advisory firms. He also founded JLW Realty Advisors, which has grown into a one of the nation’s largest real estate investment managers, now operating under the name Clarion Partners. Today, its successor company ranks as one of the largest real estate investment managers in the world. Mr. Mildé is also Chairman of The Greenwich Group International, a global real estate investment banking firm. He is a member of the Royal Institution of Chartered Surveyors, the Real Estate Roundtable and a former Governor of the Real Estate Board of New York and member of the Advisory Board of the Real Estate Institute of New York University.

Bruce D. Batkin has served as our Chief Executive Officer and a member of our board of directors since our formation in July 2011. He has also served as the Chief Executive Officer of Terra Secured Income Fund 3, LLC, since its formation in January 2012; as the Chief Executive Officer and a director of our advisor since its formation in September 2011; as the Chief Executive Officer of Terra Secured Income Fund 2, LLC, since its formation in May 2011; as the President of Terra Secured Income Fund since its formation in July 2009; and as the Chairman of Terra Securities, LLC, our dealer manager, since its formation in July 2002. He co-founded Terra Capital Partners and has served as its President and Chief Executive Officer and has managed its real estate debt and equity investment programs since its formation in 2002. Mr. Batkin has over 30 years’ experience in real estate acquisition, finance, development, management and investment banking. Prior to founding Terra Capital Partners, he held senior management positions at Merrill Lynch & Co., Donaldson, Lufkin & Jenrette (now Credit Suisse), ABN AMRO and several private real estate development partnerships. Mr. Batkin has acquired major commercial properties throughout the United States and has acted as managing partner in over $5 billion of real estate investments for domestic and foreign investors. He has also managed numerous offerings and has advised large domestic and foreign real estate companies. He is a member of the Urban Land Institute. Mr. Batkin received his Bachelor of Architecture degree from Cornell University and an MBA degree from Harvard Business School.

Stephen H. Hamrick has served as our President since our formation in July 2011 and President of our advisor since its formation in September 2011. He also has served as the President of Terra Secured Income Fund 3, LLC since its formation in January 2012 and President of Terra Secured Income Fund 2, LLC since its formation in May 2011. He is also the Chief Executive Officer of Terra Securities, LLC, our dealer manager, which he joined in January 2011. Mr. Hamrick has over 35 years’ experience in the investment management business. Prior to joining Terra Capital Partners, he served as President of Lightstone Value Plus REIT from July 2006 to July 2010, as Managing Director of WP Carey & Co, from March 2001 to July 2006, and he previously served as National Director of Private Investments for UBS PaineWebber, and as National Director of Private Placements at EF Hutton. In those roles, he was responsible for the creation and distribution of alternative investment funds comprising assets in excess of $15 billion. Mr. Hamrick has been a Certified Financial Planner, a director of mutual fund families, a member of the NYSE Amex Listings Qualifications Panel and the Listings Panel for NASDAQ, Chairman of both the Securities Industry Association’s Direct Investment Committee and the Investment Program Association. Mr. Hamrick received his Bachelor of Science degree in Economics and Bachelor of Arts degree in English from Duke University.

James J. Flood has served as our Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary since our formation in July 2011 and has served as the Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary of our advisor since its formation in September 2011. He also has served as Secretary and Treasurer of Terra Secured Income Fund 3, LLC since its formation in January 2012; as Secretary and Treasurer of Terra Secured Income Fund 2, LLC since its formation in May 2011; and as Secretary and Treasurer of Terra Secured Income Fund since its formation in July 2009. He has served as the Chief Financial Officer and Chief Operating Officer of Terra Capital Partners since its formation in 2002 and manages its operations and finance departments. Mr. Flood is also Chief Financial Officer and Chief Operating Officer of Terra Capital Partners’ affiliate, The Greenwich Group International, a global real estate investment banking firm. Mr. Flood has over 30 years’ experience in real estate finance, institutional investor relations, tax planning and financial management. Prior to joining Terra Capital Partners, he served as Executive Vice President and Chief Financial Officer of The Related Companies, one of the largest real estate development and management companies in the United States. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Flood received his Bachelor of Electrical Engineering degree from Manhattan College, a Master of Science degree in Electrical Engineering from New York University and an MBA degree from Harvard Business School.

Daniel J. Cooperman has served as our Managing Director of Originations since our formation in July 2011 and the Managing Director of Originations of our advisor since its formation in September 2011. He also has served as Managing Director, Originations of Terra Secured Income Fund 3 since its formation in January 2012; of Terra Secured Income Fund 2, LLC since its formation in May 2011; and of Terra Secured Income Fund since its formation in July 2009. Since 2002, he has served as the Managing Director, Finance and Originations of Terra Capital Partners, managing loan origination and placement for Terra Capital Partners’ debt and equity investment funds. Mr. Cooperman has 14 years’ experience in the acquisition, financing, leasing and asset management of commercial real estate with an aggregate value of over $5 billion. Prior to the formation of Terra Capital Partners, Mr. Cooperman handled mortgage and mezzanine placement activities for The Greenwich Group International, LLC. Prior to joining The Greenwich Group, Mr. Cooperman worked in Chase Manhattan Bank’s Global Properties Group, where he was responsible for financial analysis and due diligence for the bank’s strategic real estate acquisitions and divestitures. Prior to that time, he worked for three years in acquisitions and asset management for JGS, a Japanese conglomerate with global real estate holdings. Mr. Cooperman received his Bachelor of Science degree in Finance from The University of Colorado at Boulder.

Our directors and executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our advisor. See “— Our Advisor.”

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees. Each of our executive officers, including each executive officer who serves as a director, is employed by our sponsor and also serves as an executive officer of our advisor. Each of these individuals receives compensation from our sponsor for his services, including services performed for us and for our advisor. As executive officers of our advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments. Although we will reimburse the advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers and we will not reimburse the advisor for the salaries and benefits paid to our named executive officers, as defined under the federal securities rules and regulations. Our executive officers, as key personnel of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as key personnel of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer of $  (to be prorated for a partial term), plus the audit committee chairperson will receive an additional $  annual retainer (to be prorated for a partial term). Each independent director will receive $  for each in-person meeting of the board of directors attended, $  for each in-person committee meeting attended, $  for each board or committee telephonic meeting lasting less than one hour and $  for each such telephonic meeting lasting more than one hour in which such independent director participates.

Under our long-term incentive plan, and subject to such plan’s conditions and restrictions, each of our current independent directors will receive, in connection with the commencement of this offering,       shares of restricted stock. Going forward, each new independent director that joins the board will receive       shares of restricted stock upon election or appointment to the board. In addition, on the date following an independent director’s re-election to the board, he or she will receive       shares of restricted stock. Restricted stock will generally vest over four years; provided, however, that the restricted shares will become fully vested on the earlier occurrence of (i) the termination of the independent director’s service as a director due to his or her death or disability, or (ii) a change in our control.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-Term Incentive Plan

Prior to the commencement of this offering, we intend to adopt a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan.

However, the long-term incentive plan will authorize the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

Our board of directors, or a committee of the board, will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 1,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in our control, all outstanding options and stock appreciation rights will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards, (i) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (ii) upon the occurrence of a change in our control, the payout opportunities under such awards will vest based on target performance; and (iii) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, the board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The MGCL permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;
•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;
•	the party seeking indemnification has provided us with written affirmation of his or her good faith belief that he has met the standard of conduct necessary for indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his, her or its capacity as such and a court of competent jurisdiction approves such advancement; and
•	the party seeking indemnification provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

Our Advisor

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

The services for which our advisor will receive fees and reimbursements include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;
•	along with our dealer manager, the approval of the participating broker-dealers and negotiation of the related selling agreements;
•	coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;
•	preparation and approval of all marketing materials to be used by our dealer manager and the participating broker-dealers relating to this offering;
•	along with our dealer manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this offering; and
•	all other services related to this offering, other than services that (i) are to be performed by the dealer manager, (ii) we elect to perform directly or (iii) would require the advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;
•	subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;
•	oversee the due diligence process related to prospective investments;
•	prepare reports regarding prospective investments that require board approval, which reports include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;
•	obtain reports (which may be prepared by our advisor or its affiliates), where appropriate, concerning the value of proposed investments; and
•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	monitor applicable markets and obtain reports (which may be prepared by our advisor or its affiliates) where appropriate, concerning the value of investments of the company;
•	monitor and evaluate the performance of our investments, provide daily management services to the company and perform and supervise the various management and operational functions related to the company’s investments;
•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;
•	coordinate and manage relationships between the company and any joint venture partners; and
•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the day-to-day operations of the company;
•	investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under our advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our advisor necessary or desirable for the performance of any of the services under our advisory agreement;
•	from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our advisor’s performance of services to the company under our advisory agreement;
•	coordinate with the company’s independent accountants and auditors to prepare and deliver to the company’s audit committee an annual report covering our advisor’s compliance with certain aspects of our advisory agreement;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the company’s business and operations;
•	provide financial and operational planning services and portfolio management functions;
•	maintain accounting data and any other information concerning the activities of the company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
•	maintain all appropriate books and records of the company;
•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the company;
•	provide the company with all necessary cash management services;
•	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;
•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;
•	provide the officers and directors with timely updates related to the overall regulatory environment affecting the company, as well as managing compliance with regulatory matters;
•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and
•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
•	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;
•	negotiate terms of, arrange and execute financing agreements;
•	manage relationships between the company and its lenders; and
•	monitor and oversee the service of our debt facilities and other financings.

Disposition Services

•	consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or liquidity transactions; and
•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our advisor is managed by the following individuals:

Name	Age	Position
Simon J. Mildé	66	Chairman, Director
Bruce D. Batkin	59	Chief Executive Officer, Director
Stephen H. Hamrick	60	President
James J. Flood	66	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary
Daniel J. Cooperman	37	Managing Director of Originations

For biographical information on the management of our advisor, see “— Directors and Executive Officers.”

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;
•	without cause or penalty by us upon 60 days’ written notice; or
•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct, gross negligence or breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. The board of directors shall determine whether any succeeding advisor possesses sufficient qualifications to perform the advisory function.

Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and our advisor, as the holder of the convertible shares, may be entitled to a one-time payment upon conversion of the convertible shares (based on an appraisal of our portfolio) in the event that our advisor would have been entitled to a subordinated distribution had the portfolio been liquidated on the termination date. See “Management Compensation” for a detailed discussion of the compensation payable to our advisor under the advisory agreement and the payments that our advisor may be entitled to receive with respect to the convertible shares.

Holdings of Shares of Common Stock and Convertible Shares

Our sponsor has invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10.00 per share. As of the date of this prospectus, this constitutes 100% of our issued and outstanding common stock. Our sponsor or its affiliates must maintain this investment for as long as Terra Capital Partners, LLC is our sponsor. Our sponsor has agreed to abstain from voting (and our charter provides that our sponsor may not vote) its shares, including any additional shares it acquires or controls through any of its affiliates, in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our sponsor or any of its affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which our sponsor or its affiliates may not vote, any shares owned by them will not be included.

Our advisor currently owns 1,000 shares of our convertible stock, for which it contributed $1,000. The resale of any of our shares of stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

Terra Securities, LLC, our dealer manager and an affiliate of our advisor, will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a selling commission equal to 7% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, Terra Securities, LLC has no experience acting as a dealer manager for a public offering.

MANAGEMENT COMPENSATION

The following table summarizes the types of compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services to us. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes no discounts or waived fees or commissions.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
	Organizational and Offering Stage(2)
Selling Commission(3) — Dealer Manager	7.0% of the gross offering proceeds in the offering, subject to reductions based on volume and for certain categories of purchasers. No selling commissions are payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow up to 100% of commissions earned to participating broker-dealers.	$35,000,000
Dealer Manager Fee(3) — Dealer Manager	Up to 3% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the distribution reinvestment plan. Our dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance.	$15,000,000
Organizational and Offering Expense Reimbursement — Advisor or its Affiliates(4)	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. Organization and offering expenses are estimated to be approximately $7,500,000, or approximately 1.5% of the maximum offering proceeds.	$7,500,000

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Investment Activities
Acquisition Fee(4)(6)(7) — Advisor or its Affiliates	1.0% of the amount funded by us to originate or acquire real estate-related loans, including any third-party expenses related to such investment, or the amount invested in the case of other real estate assets, including any acquisition and origination expenses and any debt attributable to such investments, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. We may recoup all or a portion of the fee in the form of an origination fee charged to the borrower and paid to us in connection with each real-estate related loan originated by us.	$4,425,000 (assuming no debt financing to originate loans or make investments; also assuming no third party expenses, which cannot be determined at the present time)
Acquisition Expenses(4)(7) — Advisor or its Affiliates	We will reimburse our advisor for actual expenses incurred in connection with the selection, acquisition or origination of an investment, whether or not we ultimately acquire or originate the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan originated by us.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.
Operational Stage(7)
Asset Management Fees(4) — Advisor or its Affiliates	A monthly asset management fee at an annual rate equal to 1.25% of the aggregate loan or investment origination amount or acquisition cost, for each real estate-related loan or other real estate investment then held by us, or our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement. The asset management fee shall be calculated including origination or acquisition expenses, such as closing costs, property reports, legal and accounting fees, credit reports and appraisals, and any debt attributable to such investment.	Actual amounts are dependent on the amount of investments made, the cost of such investments and the amount of leverage and cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Operating Expenses — Advisor or its Affiliates(4)(8)	We will reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse our advisor for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees or for the salaries and benefits paid to our named executive officers. We will reimburse our advisor no less than monthly for any such expenses.	Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.
Liquidity Stage
Disposition Fee(4)(9) — Advisor or its Affiliates	For substantial assistance in connection with the sale of investments, as determined by our independent directors, we will pay our advisor or its affiliate 1.0% of the contract sale price of each real estate-related loan or other real estate investment. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any asset. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee, such as an exit fee or a prepayment penalty, paid by the borrower, in which case the disposition fee will be the lesser of (i) 1.0% of the original principal amount of the loan or debt-related investment or (ii) the amount of the fee paid by the borrower in connection with such transaction. If we take ownership of a property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such property equal to 1.0% of the sales price.	Actual amounts are dependent upon the sale price received from the disposition of any real estate-related loans and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)
Shares Issuable Upon Conversion of Convertible Stock — Advisor or its Affiliates	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original invested capital from those shares plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock exceeds (2) the aggregate invested capital attributable to those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, divided by (B) the quotient of (1) our enterprise value minus the amount calculated in clause (A), divided by (2) the number of outstanding shares of common stock, immediately preceding the conversion, in each case as of the date of event triggering the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock — Convertible Stock.”	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

(1)	Unless otherwise indicated, assumes we sell the maximum of $500,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate-related loans or other real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.
(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and organizational and offering expense reimbursement will not exceed 15% of the gross offering proceeds.
(3)	The selling commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”
(4)	Our advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the advisory agreement or may take such fees or expense reimbursements in shares. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the advisor determines. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent the organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering.
(5)	Approximately $750,000 of organization and offering expenses have been incurred as of the date of this prospectus. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include legal, accounting and printing expenses, expenses associated with shareholder relations, escrow agent and transfer agent fees, fulfillment costs, blue sky, SEC and FINRA filing fees, expenses associated with advertising and sales literature prepared by us and detailed and itemized due diligence reimbursements.
(6)	For purposes of calculating the estimated maximum fees in this table, we have assumed that we will not use debt when making investments. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. Although our charter permits us to borrow up to an amount equal to 300% of our net assets, which approximates 75% of the aggregate cost of our investments, we expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments. The maximum estimated acquisition fee assuming a 75% leverage ratio would be $17,000,000 and the maximum estimated acquisition fee assuming a 30% leverage ratio would be $6,071,429.
(7)	Because the acquisition fee we pay our advisor is a percentage of the purchase price of an investment or the amount funded by us to acquire or originate a loan, this fee will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt, if we were to incur any, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan. In connection with our investment in real-estate related loans, we generally expect that the borrower will pay an amount equal to the acquisition fee and that the borrower will pay us for all or a portion of the expenses in connection with each such loan, such that we will be able to use the payment from the borrower, rather than offering proceeds, to pay the acquisition fee and any acquisition expense reimbursements to our advisor.
(8)	After commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless our board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during a specified period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(9)	No disposition fee will be paid in connection with the sale of securities traded on a national securities exchange. In addition, we will not pay a disposition fee to our advisor in connection with the sale of real estate-related debt securities; however, a disposition fee may be paid to an affiliate of our advisor, if at the time of such payment, such affiliate is registered as a FINRA member broker-dealer. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to the lesser of one-half of the competitive real estate commission or 3% of the contract sales price.

In addition, from time to time, in connection with our origination of a mezzanine loan, our sponsor or one of its affiliates may, on behalf of the borrower, arrange for senior financing from another lender and may receive a fee from the borrower for providing this service. We will not be responsible for paying any such fee.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 805 Third Avenue, 8th Floor, New York, New York 10022.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percent of All Shares
Terra Capital Partners, LLC(2)	20,000		100%
Terra Capital Advisors II, LLC(2)	—	(2)	—	(2)
Simon J. Mildé	—	(2)	—	(2)
Bruce D. Batkin	—	(2)	—	(2)
Stephen H. Hamrick	—		—
James J. Flood	—		—
Daniel J. Cooperman	—		—
All directors and executive officers as a group	20,000		100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	As of the date of this prospectus, Terra Capital Partners, LLC, our sponsor, owns all of our issued and outstanding common stock and Terra Capital Advisors II, LLC, our advisor, owns all 1,000 shares of our issued and outstanding convertible stock. Our sponsor and our advisor are presently each directly or indirectly controlled by Messrs. Mildé and Batkin, and each such individual may be deemed to be the beneficial owner of the shares owned by our sponsor and our advisor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Interests in Other Affiliated Entities

General

Our executive officers, our initial directors and the key real estate, finance and securities professionals of our sponsor who perform services for us on behalf of our advisor are also officers, directors, managers, and/or key professionals of our sponsor, our dealer manager and other affiliates. For an overview of the positions held by these individuials at our affiliates, please see “Management — Directors and Executive Officers.” These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of our sponsor may organize other real estate-related or debt -related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, our sponsor may grant equity interests in our advisor to certain management personnel performing services for our advisor.

Allocation of Investment Opportunities

We rely on our executive officers and our sponsor’s key real estate, finance and securities professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other affiliated entities also rely on these same key real estate, finance and securities professionals. Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor.

Allocation of Our Affiliates’ Time

We rely on our sponsor’s key real estate, finance and securities professionals who act on behalf of our advisor, including Messrs. Mildé, Batkin, Hamrick, Flood and Cooperman, for the day-to-day operation of our business. These officers and directors of our advisor as well as other employees hold similar positions with our sponsor and other affiliated entities, including other investment vehicles offered by Terra and expect to continue to be involved in these and new programs in the future. For example, certain of our executives hold positions in our dealer manager. All of our executive officers and directors (other than our independent directors) and our sponsor’s key real estate, finance and securities professionals also serve as executive officers, directors and/or real estate, finance and securities professionals of Terra Secured Income Fund 3, LLC and Terra Secured Income Fund 2, LLC, programs that have similar investment objectives to us. With the exception of our President, Stephen Hamrick, each of our executive officers and directors (other than our independent directors) and our sponsor’s key real estate, finance and securities professionals also serve as executive officers, directors and/or real estate, finance and securities professionals of Terra Secured Income Fund, LLC, a program that also has similar investment objectives to us. See “Prior Performance Summary” on page 98 of this prospectus. These individuals may engage in activities on behalf of these other programs and in future additional projects and business activities for Terra. Accordingly, they will face a conflict of interest in allocating their time among us, our advisor, our dealer manager and other business activities in which they are involved. However, we believe that our advisor and its affiliates have sufficient real estate, finance and securities professionals to fully discharge their responsibilities to us and all of the other entities in which they are involved.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and directors and the key real estate, finance and securities professionals of our sponsor performing services on behalf of our advisor are also officers, directors, managers and/or key professionals of:

•	Terra Capital Partners, LLC, our sponsor;
•	Terra Capital Advisors II, LLC, our advisor;

•	Terra Securities, LLC, our dealer manager; and
•	other programs sponsored by Terra (see the “Prior Performance Summary” section of this prospectus).

As a result, they owe duties to each of these entities and their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate, finance and securities professionals at our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased acquisition fees, asset management fees and asset servicing fees;
•	acquisitions of investments and originations of loans at higher purchase prices, which entitle our advisor to higher acquisition fees, asset management fees and asset servicing fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our advisor to disposition fees or other compensation from the seller in connection with such sales;
•	sales of investments, which entitle our advisor to disposition fees;
•	origination of mezzanine loans that provide our sponsor or an affiliate with an opportunity to arrange senior financing on behalf of the borrower and earn a fee to be paid by the borrower for arranging such senior financing;
•	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate, finance and securities professionals of our sponsor who are performing services for us on behalf of our advisor for consideration that would be negotiated at that time and may result in these real estate, finance and securities professionals receiving more compensation from us than they currently receive from our sponsor.

Affiliated Dealer Manager

Since Terra Securities, LLC, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Terra and its affiliates, including our advisor and us, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our advisory agreement, our dealer manager agreement and our articles. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us and our advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also serves and may in the future serve, as counsel to certain affiliates of our advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our dealer manager, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Certain Conflict Resolution Measures

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  The independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•	the amount of the fees and any other compensation, including stock-based compensation, paid to our advisor and its affiliates in relation to the size, composition and performance of the assets;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or one of its affiliates a disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of the independent directors, in an amount equal to the lesser of one-half of a competitive real estate commission or 3% of the contract sales price of the property. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property. We do not intend to sell assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that our board of directors conclude, by a majority vote of disinterested directors, including a majority of the disinterested independent directors, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Our charter also limits the amount of acquisition and origination fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a loan we originate, 6% of the funds advanced. This limit may only be exceeded if the board of directors, by a majority vote of disinterested directors, including a majority of the disinterested independent directors, approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition and origination fees and expenses to equal 6% of the purchase price or funds advanced, our advisory agreement limits the acquisition fee payable by us to the advisor to 1% of the purchase price or funds advanced.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with Terra Capital Advisors

II, LLC without cause or penalty on 60 days’ written notice. Terra Capital Advisors II, LLC may terminate our advisory agreement with good reason on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor our advisor, our directors or any of their affiliates, unless an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor our advisor, our directors or any of their affiliates.

Other Transactions Involving Affiliates.  A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  After commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

Loans.  We will not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser concerning the underlying property or loans to one of our wholly-owned subsidiaries. In addition, we will not borrow from our sponsor, our advisor, any of our directors or any of their affiliates unless a majority of our directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Our charter provides that our advisor, our directors and their affiliates may not vote their shares of common stock regarding (i) the removal of any of them or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other programs sponsored by Terra. We, our sponsor, our advisor and other Terra affiliates share certain of the same executive officers and key employees. Our investment strategy is very similar to our sponsor’s and certain of the sponsor’s programs such as Terra Secured Income Fund, LLC, Terra Secured Income Fund 2, LLC and Terra Secured Income Fund 3, LLC. We rely on our executive officers and our sponsor’s key real estate, finance and securities professionals who act on behalf of our advisor to identify suitable investments. Our sponsor and other affiliated entities also rely on these same key real estate, finance and securities professionals, which we refer to as Terra real estate professionals. Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor. When the Terra real estate professionals direct an investment opportunity to our sponsor or any affiliate of the sponsor, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program.

The factors that will be considered when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and the other affiliated entities;
•	the cash requirements of our sponsor and its affiliates;
•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;
•	the policies of our sponsor and its affiliates relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase;
•	the size of the investment; and
•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, our advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. If a subsequent development causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with the advisor or its affiliates may make the investment.

While these are the current procedures for allocating Terra’s investment opportunities, Terra may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, Terra may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by Terra, thereby reducing the number of investment opportunities available to us.

Our advisory agreement with our advisor requires that our advisor inform our board of directors at least annually of the investments that have been purchased by other affiliated entities so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among all of the entities affiliated with our sponsor are important factors in the board of director’s determination to continue or renew our arrangements with our advisor and its affiliates. The board of directors has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other affiliated entities and investors. For so long as we are externally advised, our advisory agreement provides that we shall not make any investment unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return your capital contribution; and
•	to pay attractive and stable cash distributions.

We may also seek to realize growth in the value of our investments by timing their sale to maximize value. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes.

Investment Strategy

Our investment strategy is to invest substantially all of the net proceeds from this offering in and manage a diverse portfolio of real estate-related loans. We intend to originate, fund, acquire and structure real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate located in the U.S. In addition, we may invest in commercial real estate-related fixed debt securities, such as CMBS or CDOs, senior unsecured debt of REITs and commercial real estate equity investments. We expect that any properties underlying our loans and investments will be located solely in the U.S.

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions. Our focus on originating and acquiring debt and debt-like instruments will emphasize the payment of current returns to investors and the preservation of invested capital. We also believe our investments may offer the potential for capital appreciation.

The management team of our advisor has extensive experience in originating, managing and disposing of real estate-related loans similar to the types of loans in which we intend to invest in. We will pursue a strategy similar to the strategy previously pursued by the management team. We will seek to:

•	focus on the origination of new loans;
•	invest in fixed rate rather than floating rate loans;
•	invest in loans expected to be realized within one to five years;
•	maximize current income;
•	lend to creditworthy borrowers;
•	lend on properties leased to high quality tenants;
•	maximize diversification by property type, geographic location, tenancy and borrower;
•	source off-market transactions;
•	focus on small to mid-sized loans of $3 million to $15 million;
•	invest in loans generally not exceeding 80% of the current value of the underlying property; and
•	hold investments until maturity unless, in the manager’s judgment, market conditions warrant earlier disposition.

We may also invest in real property; however, this will not be our primary focus. We do not presently intend to issue shares of our common stock or other securities in exchange for real property.

Investment Process

Our advisor has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our board of directors and subject to the limitations in our charter and the direction and oversight of our board of directors. With respect to investments in commercial real estate-related loans and commercial real estate-related debt securities, our board of directors has adopted investment guidelines that our advisor must follow when acquiring such assets on our behalf without the approval of our board of directors. We will not, however, purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors.

Our advisor will focus on the direct origination and select purchasing of commercial real estate-related loans. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our advisor will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our advisor will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;
•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;
•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;
•	the operating expertise and financial strength of the sponsor or borrower;
•	real estate and leasing market conditions affecting the underlying real estate collateral;
•	the cash flow in place and projected to be in place over the term of the loan;
•	the appropriateness of estimated costs and timing associated with only capital improvements of the underlying real estate collateral;
•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;
•	review of third-party reports, including appraisals, engineering and environmental reports;
•	physical inspections of underlying real estate collateral and analysis of markets; and
•	the overall structure of the investment and rights in the loan documentation.

In addition, in connection with this evaluation of a prospective investment, our advisor will obtain an environmental site assessment (which at a minimum includes a Phase I environmental assessment). If a potential investment meets our advisor’s underwriting criteria, our advisor will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our advisor will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our advisor will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

In the case of a direct property acquisition, our advisor will evaluate the same market and asset related underwriting criteria set forth above and will develop a specific plan of action regarding property management, leasing, capital expenditures, financing and disposition for each asset it acquires.

Market Opportunity

The turmoil in the United States mortgage market that commenced in 2008 has diminished the availability of new loans for commercial real estate, often regardless of the quality of the underlying property or the financial strength of the borrower. We believe that the continuing shortage of available financing creates a favorable investment environment for us. We believe there is an immediate opportunity to take advantage of current mortgage market conditions by originating new real estate-related loans at lower property valuations, lower loan-to-value ratios and higher returns. There is also an opportunity to acquire mortgage loans from distressed lenders at a discount to par, thereby taking advantage of borrower payoffs, loan restructurings and potential capital appreciation as markets normalize.

As a result of tightened lending policies, newly originated first mortgage loans are being underwritten at reduced loan-to-value ratios, thereby necessitating additional equity and/or mezzanine financing. Based on our experience, prior to the credit crisis, mezzanine loans were used to finance the portion of the capital structure from approximately 75% to 95% of underlying property value. Today, however, mezzanine loans are used to finance the portion of the capital structure from approximately 60% to 80% of today’s lower underlying property value. Therefore, mezzanine loans today are financing portions of the real estate capital structure previously funded by lower cost senior mortgage financing. We believe the opportunity to generate attractive risk-adjusted returns through investment in mezzanine loans (as well as certain first mortgage loans, bridge loans and preferred equity investments) will continue for the foreseeable future given the prospect of impending mortgage maturities and limited sources of mortgage financing.

Much of the growth of the United States commercial mortgage market over the past fifteen years was fueled by the development of the Commercial Mortgage Backed Securities, or CMBS, market. The table below shows the annual CMBS issuances for the period from 1995 through 2011. Between 2007 and 2009, the CMBS market declined dramatically and, only recently has shown signs of recovery. We believe the decline in the CMBS market has helped create the opportunity to originate new real estate-related loans with lower risk and at higher returns than prior to the credit crisis.

Sources of data in table: Commercial Mortgage Alert, January 8, 2010; Moody’s Investors Service, January 21, 2011. Data for 2011 was estimated by us, based on data published by the Mortgage Bankers Association in 2012.

According to Prudential Real Estate Investors, over $2.8 trillion of commercial mortgages were originated from 2005 – 2008. Most of these mortgages will mature over the next five years and, with the decline in commercial mortgage securitization and traditional lenders reducing the volume of new loans, most maturing commercial mortgages cannot be fully refinanced. The shortfall between the mortgages that will mature and the mortgages that will be available is frequently called the “Funding Gap.” Prudential estimates the Funding Gap to be $610 – 825 billion. We believe that the Funding Gap will enable us to provide real estate financing on very profitable terms.

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investments consisting primarily of real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate. In addition, our portfolio will include commercial real estate-related debt securities, such as CMBS or CDOs, senior unsecured debt of REITs and select commercial real estate equity investments.

Commercial Real Estate-Related Loans

We intend to originate, fund, acquire and structure real estate-related loans, including first and second mortgage loans, mezzanine loans, bridge loans, convertible mortgages and other loans related to commercial real estate. We expect that commercial real estate-related loans shall constitute 75% of our assets. We may also acquire some equity participations in the underlying collateral of such loans. We intend to structure, underwrite and originate most if not all of our investments. We will use conservative underwriting criteria, and our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to structure and underwrite loans that satisfy our standards, establish a direct relationship with the borrower and utilize our own documentation. Described below are some of the types of loans we may originate or acquire.

Mezzanine Loans.  These are loans secured by ownership interests in an entity that owns commercial real estate and generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Mezzanine loans may be either short (one-to-five year) or long (up to 10 year) term and may be fixed or floating rate. We may originate or acquire mezzanine loans backed by high quality properties in the U.S. that fit our investment strategy. We may own such mezzanine loans directly or we may hold a participation in a mezzanine loan or a sub-participation in a mezzanine loan. These loans are predominantly current-pay loans (although there may be a portion of the interest that accrues) and may provide for participation in the value or cash flow appreciation of the underlying property as described below. We expect to invest in mezzanine loans with loan-to-value ratios ranging from 60% to 80%. With the credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy mezzanine loans from third parties on favorable terms will continue to be attractive.

Preferred Equity Investments.  These are investments in preferred membership interests in an entity that owns commercial real estate and generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. These investments are expected to have similar characteristics to and returns as mezzanine loans.

Subordinated Mortgage Loans or “B-notes.”  These include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets (commonly referred to as B-notes). Like first mortgage loans, these loans generally finance the acquisition, refinancing, rehabilitation or construction of commercial real estate. Subordinated mortgage loans or B-notes may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may originate or acquire current-pay subordinated mortgage loans or B-notes backed by high quality properties in the U.S. that fit our investment strategy. We may create subordinated mortgage loans by tranching our directly originated first mortgage loans generally through syndications of senior first mortgages, or buy such assets directly from third party originators. Due to the current credit market disruption and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to both directly originate and to buy subordinated mortgage investments from third parties on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective but still benefit from a lien on the related property. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is made whole. Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders of subordinated positions of the mortgage loan with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Bridge Loans.  We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

First Mortgage Loans.  These loans generally finance the acquisition, refinancing rehabilitation or construction of commercial real estate. First mortgage loans may be either short (one-to-five year) or long (up to 10 year) term, may be fixed or floating rate and are predominantly current-pay loans. We may originate or acquire current-pay first mortgage loans backed by high quality properties in the United States that fit our investment strategy. We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing and/or optimize returns which may include retained origination fees.

First mortgages provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s senior position. However, such loans typically generate lower returns than subordinate debt such as mezzanine loans or B-notes.

Convertible Mortgages.  Convertible mortgages are similar to equity participations (as described below). We may invest in and/or originate convertible mortgages if our manager concludes that we may benefit from the cash flow or any appreciation in the value of the subject property.

Equity Participations.  In connection with our loan origination activities, we may pursue equity participation opportunities, or interests in the projects being financed, in instances when we believe that the risk-reward characteristics of the loan merit additional upside participation because of the possibility of appreciation in value of the underlying assets securing the loan. Equity participations can be paid in the form of additional interest, exit fees or warrants in the borrower. Equity participation can also take the form of a conversion feature, permitting the lender to convert a loan or preferred equity investment into equity in the borrower at a negotiated premium to the current net asset value of the borrower. We expect that we may be able to obtain equity participations in certain instances where the loan collateral consists of an asset that is being repositioned, expanded or improved in some fashion which is anticipated to improve future cash flow. In such case, the borrower may wish to defer some portion of the debt service or obtain higher leverage than might be merited by the pricing and leverage level based on historical performance of the underlying asset. We expect to generate additional revenues from these equity participations as a result of excess cash flows being distributed or as appreciated properties are sold or refinanced.

Commercial Real Estate-Related Debt Securities

In addition to our focus on origination of and investments in commercial real estate-related loans, we may also invest up to 25% of our assets in (i) in commercial real estate-related debt securities such as CMBS, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt and (ii) commercial real estate equity investments, which are described below under “— Commercial Real Estate Equity Investments.”

CMBS.  CMBS are commercial mortgages which are pooled together in a trust. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. The commercial mortgage security is structured with credit enhancement to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

The typical commercial mortgage is a five or ten year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date. Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance. The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.

CDOs.  CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Publicly-Traded REIT Securities.  We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs. Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage. Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Ratings of Commercial Real Estate-Related Debt Securities.  For CMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade classes, non-investment grade classes or the equity of securitizations.

Commercial Real Estate Equity Investments

As noted previously, we may invest up to 25% of our assets in commercial real estate-related debt securities, as described above, and commercial real estate equity investments, such as (i) equity interests in an entity (including, without limitation, a partnership or a limited liability company) that is an owner of commercial real property (or in an entity operating or controlling commercial real property, directly or through affiliates), which may be structured to receive a priority return or is senior to the owner’s equity (in the case of preferred equity); (ii) certain strategic joint venture opportunities where the risk-return and potential upside through sharing in asset appreciation is compelling; (iii) private issuances of equity or debt securities of public companies; and (iv) investments in a loan, security or other full recourse obligations for which the business of the related obligor is significantly related to real estate.

These commercial real estate equity investments may or may not have a scheduled maturity and are expected to be of longer duration (five-to-ten year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling “equity” opportunities will arise that should generate significant returns. We have not established the specific terms we will require in our joint venture agreements for commercial real estate equity investments. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. We will not, however, invest in a joint venture in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Investments in Commercial Real Property

We expect that the commercial real estate-related debt investments described above, in particular investments in distressed debt, will, in certain circumstances, result in us owning commercial real property as a result of a loan workout, foreclosure or similar circumstances. In addition, although making direct investments in commercial real property at this time will not be a significant focus of our investment strategy, we may make investments in commercial real property to take advantage of attractive investment opportunities as described above. Certain owners of commercial real property are suffering distress. This fact and reduced demand by buyers for certain types of properties in certain geographic areas has led to price reduction and as a result, the opportunity for higher returns. Improved economics may present an opportunity for us to selectively acquire such properties. We would expect that if we do make direct property acquisitions (as opposed to acquisitions which result from a loan workout, foreclosure or similar circumstances), the properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow. Although current market conditions may allow us to acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns. In particular, our sponsor and its real estate professionals who will be performing services for us on behalf of our advisor have extensive experience in acquiring, managing and disposing of net lease properties. Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities. We will manage and dispose of any real property assets we acquire in the manner that our advisor determines is most advantageous to us.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments, such as international investments. In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests. Although we can purchase any type of interest in real estate- or debt-related assets, our charter does limit certain types of investments. See “— Investment Limitations.”

Borrowing Policy

We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our charter precludes us from borrowing more than the NASAA REIT Guidelines limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments.

Operating Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management.  To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities.  We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies.  Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our advisor, or its successors or assigns. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in commercial real estate-related loans, commercial real estate-related debt securities and select commercial real estate equity investments will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make. Our advisor will continually perform a hold-sell analysis on each asset in order to determine the optimal time to hold the asset and generate a strong return to our stockholders. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our company.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of common stock. Pursuant to our charter, we may not:

•	invest more than 10% of our assets in unimproved real property or mortgage loans on unimproved real property;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing and select commercial real estate equity investments and mortgages;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determine and in all cases in which the transaction is with any of our advisor, our directors, our sponsor or any affiliate thereof, we must obtain an appraisal from an independent appraiser;
•	make or invest in mortgage loans that are subordinate to any of our advisor, our directors, our sponsor or any affiliate of ours;

•	invest in equity securities, other than investments in equity securities of publicly-traded companies, unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;
•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act (this limitation, however does not limit or prohibit the operation of our share repurchase program);
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	grant options or warrants to purchase shares to our advisor, our directors, our sponsor or any affiliates thereof except on the same terms as the options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;
•	issue shares on a deferred payment basis or under similar arrangement;
•	engage in trading, except for the purpose of short-term investments;
•	engage in underwriting or the agency distribution of securities issued by others;
•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter (except for investments in which we hold a non-controlling interest or investments in publicly-traded entities); or
•	make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Competition

Our net income depends, in large part, on our ability to originate investments with spreads over our borrowing cost. In originating these investments, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, private funds, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Investment Company Act Considerations

Neither we nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities, which we call the “holding-out test”; and

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of Government securities and cash items) on an unconsolidated basis, which we call the “40% test.” “Investment securities” excludes, among other things, U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We intend to make investments and conduct our operations so that we are not required to register as an investment company. We intend to conduct our operations so that we comply with the 40% test or one of the other exceptions or exemptions discussed herein. In order to comply with the 40% test, the securities issued to us by any wholly-owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Further, we and such subsidiaries are not and do not plan to engage in the business of investing, reinvesting, owning, holding or trading in securities. In the event that our operations are conducted with the intent to rely upon the 40% test, we plan to monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe our operations will comply with the holding-out test because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, either directly or through our wholly-owned or majority-owned subsidiaries, will be primarily engaged in the non-investment company businesses of purchasing or otherwise acquiring mortgages and other interests in real estate.

We expect that most of our direct investments, and/or if we conduct operations through our wholly- and majority-owned subsidiaries, our indirect investments through such subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in [the business of] purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of such portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of other, non-qualifying assets). For purposes of the exceptions provided by Sections 3(c)(5)(C), we will classify such investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset.

In the event that we were to acquire assets that could make the company or any of its subsidiaries technically fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we (or such subsidiary) would still qualify for an exception from that definition pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we may rely on Section 3(c)(6) (discussed below) if 55% of our assets consist of, and at least 55% of our income is derived from, our own and our wholly-owned and majority-owned subsidiaries’ activities conducted in accordance with Section 3(c)(5)(C) of the Investment Company Act, discussed above.

Regardless of whether we must rely on Section 3(c)(6) to avoid registration as an investment company, we expect to limit the investments that we make, directly or indirectly, in assets that are not qualifying real estate assets and in assets that are not real estate-related assets.

In addition to the exceptions and exemptions discussed above, the company and/or our subsidiaries may rely upon other exceptions or exemptions from the definition of an investment company and the registration requirements under the Investment Company Act.

Commercial real estate-related loans

First Mortgage Loans.  Consistent with SEC no-action letters, a first mortgage loan will be treated as a qualifying real estate asset, as long as the loan is “fully secured” by real estate at the time our subsidiary originates or acquires the loan. We will also consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

Mezzanine Loans.  A portion of our investments will consist of real estate loans secured by 100% of the equity securities of a special purpose entity that owns real estate, or mezzanine loans. Mezzanine loans will be treated as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc. No-Action Letter (May 24, 2007) (“Cap Trust No-Action Letter”).

Participations.  Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that would be performed if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

Equity Participations.  Although the SEC staff has not taken a position with respect to equity participations, or “kickers,” we generally intend to treat equity participations in the same manner as the underlying loan to the extent the equity participation has the same access to, or foreclosure rights on, the real property securing the underlying loan. For instance, if the underlying loan is considered a qualifying real estate asset and the associated “kicker” has the same access to or foreclosure rights on the real property securing the underlying loan, the kicker will be treated similarly. If it does not, it will be treated as a real estate related asset.

Fund-Level or Corporate-Level Debt.  If we or one of our subsidiaries provides financing to an entity that is primarily engaged in the real estate business, we will treat such loan as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the borrower.

Other Real Estate-Related Loans.  We will treat the other real estate-related loans described in this prospectus, i.e., bridge loans, construction loans, and investments in distressed debt, as qualifying real estate assets if such loans are fully secured by real estate. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans which are funded over time. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Commercial Real Estate-Related Debt Securities

CMBS.  CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. Accordingly, we will treat CMBS as real estate-related assets.

CDOs.  We do not generally expect investments in CDOs to be qualifying real estate assets. We will treat a CDO investment as a real estate-related-asset if the entity that issues the CDOs primarily owns debt obligations related to real estate.

Publicly-Traded REIT Securities.  Senior unsecured debt securities of publicly-traded equity REITs are typically not considered qualifying real estate assets and will be treated as real estate-related assets.

Select Commercial Real Estate Equity Investments

Joint Venture Interests.  Consistent with SEC guidance, when measuring Section 3(c)(6) and Section 3(c)(5)(C) compliance, we will calculate asset values on an unconsolidated basis which means that when assets are held through another entity, we will treat the value of our interest in the entity as follows:

(i)  If we own less than fifty percent of the voting securities of the entity, then we will treat the value of our interest in the entity as real estate-related assets if the entity engages in the real estate business, such as a REIT relying on Section 3(c)(5)(C), and otherwise as miscellaneous assets.

(ii)  If we own fifty percent or more of the voting securities of the entity, then we will allocate the value of our interest in the entity among qualifying real estate assets, real estate-related assets and miscellaneous assets in proportion to the entity’s ownership of qualifying real estate assets, real estate-related assets and miscellaneous assets.

(iii)  If we are the general partner or managing member of a entity, then (a) we will treat the value of our interest in the entity as in item (ii) above if we are actively involved in the management and operation of the venture and our consent is required for all major decisions affecting the venture and (b) we will treat the value of our interest in the entity as in item (i) above if we are not actively involved in the management and operation of the venture or our consent is not required for all major decisions affecting the venture.

Equity Interest in an Entity that is an Owner of Commercial Property.  As with joint ventures, the same analysis would be conducted with respect to an equity interest in an entity that is an owner of commercial property on a case-by-case basis to determine how such investments should be treated.

Private Issuances of Public Equity or Debt Securities of Public Companies, or PIPES.  PIPES will be treated as a real estate-related asset or a miscellaneous asset depending on the nature of the business and assets of the company involved.

Investments in a Loan, Security or Other Full Recourse Obligations for which the Business of the Related Obligor is Significantly Related to Real Estate.  The treatment of these investments will be based on the characteristics of the underlying collateral and whether we have foreclosure rights with respect to underlying real estate collateral, if any. If these investments are without any indicia of ownership of the underlying property, they would be considered real estate-related assets.

Real Property

An investment in real property will be treated as a qualifying real estate asset.

Other Investments

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the investment or underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

Absence of No-Action Relief

If we or certain of our subsidiaries fail to own a sufficient amount of qualifying real estate assets or real estate-related assets, we or our subsidiary could be characterized as an investment company. In the event we or a subsidiary are unable to rely upon the exemption discussed above, then absent another available exemption, we or such subsidiary would be required to register as an investment company or cease operations (see discussion below). We have not sought a no-action letter from the SEC staff regarding how our investment strategy fits within the exceptions from registration under the Investment Company Act on which we and our subsidiaries intend to rely. To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Liquidity

In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders with cash and/or securities of a publicly traded company. If we do not consummate a liquidity event by the fifth anniversary of the termination of this offering, our charter requires that we either: (a) seek stockholder approval of the liquidation of our company; or (b) if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, postpone the vote on whether to liquidate our company. See “Plan of Distribution — General” for a discussion of the termination date of this offering. If a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that our board revisit the issue of liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of independent directors, again determined that liquidation would not be in the best interest of the stockholders. If we sought and failed to obtain stockholder approval of the company’s liquidation, our charter would not require us to consummate a liquidity event or liquidate and would not require our board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of the company’s liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders. In making the decision to apply for a listing of our common stock on a national securities exchange, our board will consider whether listing of our common stock on a national securities exchange or liquidating our assets will result in greater value for our stockholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased, subject to certain restrictions and limitations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly incorporated company and have not yet commenced operations. Therefore, we do not have any meaningful operations to discuss.

Overview

We are a newly organized Maryland corporation formed to originate, invest in and manage a diversified portfolio of commercial real estate-related loans and other commercial real estate-related assets. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure: (i) real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to commercial real estate; (ii) commercial real estate-related fixed debt securities, such as CMBS or CDOs, senior unsecured debt of REITs; and (iii) commercial real estate equity investments. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We may make our investments through direct loan origination, the acquisition of individual loan or securities assets or by acquiring portfolios of assets, other mortgage REITs or companies with investment objectives similar to ours. As of the date of this prospectus, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.

Terra Capital Advisors II, LLC, our affiliate, is our advisor. As our advisor, it will manage our day-to-day operations and our portfolio of commercial real estate loan, commercial real estate-related debt securities and commercial real estate equity investments. Our advisor also has the authority to make all of the decisions regarding our investments, subject to the limitation in our charter and the direction and oversight of our board of directors. Our advisor will also provide asset management, marketing, investor relations and other administrative services on our behalf.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments, and our total assets consist of approximately $201,000 of cash and approximately $290,000 of deferred offering costs. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $3,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing. We intend to employ conservative levels of borrowing in order to provide more funds available for investment. Our charter precludes us from borrowing more than the NASAA REIT Guidelines limit of 300% of our net assets, unless a majority of our independent directors approve any borrowing in excess of 300% of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Historically, our sponsor has not used leverage for its investments in subordinated debt. Consistent with past practice, we do not expect to leverage our investments in subordinated debt, but reserve the right to do so. We expect that we may use leverage for any senior debt or equity investments that we make. We expect that our debt financing, if any, on such investments will not exceed 30% of the greater of the cost or fair market value of our overall investments.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and affiliated dealer manager, Terra Securities, LLC. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and the dealer manager fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our board of directors.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Provided we have sufficient available cash flow, we intend to authorize and declare daily distributions and pay distributions on a monthly basis. We have not established a minimum distribution level.

Results of Operations

We were formed on July 21, 2011 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have raised the minimum offering amount of $3,000,000 from persons who are not affiliated with us or our advisor.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Allowance For Loan Losses and Impairment

For loans originated by us, we will establish allowances for loan losses based upon a periodic review of the loans. Income recognition will generally be suspended for the loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

Revenue Recognition

We will recognize interest income from our loans on an accrual basis over the expected terms of the loans using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the terms of the loans as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

We will recognize interest income from available-for-sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Debt Securities

At the time of purchase, the Company will designate an investment in a debt security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security. Although the Company generally intends to hold its investments until maturity, it may, from time to time, sell any of its investments as part of its overall portfolio management. We do not have an investment portfolio at this time.

Held-to-maturity securities will be reported at amortized cost. Securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. Trading securities will be reported at fair value and both realized and unrealized gains and losses are included in income.

Management will evaluate all debt securities for other-than-temporary impairment by applying the guidance prescribed by the Financial Accounting Standards Board’s Accounting Standards Codification Topic 320, which states that a debt security is considered to be other-than-temporarily impaired if the fair value of the debt security is less than its amortized cost basis and (i) the Company has the intent to sell the impaired security, or (ii) it is more likely than not the Company will be required to sell the security. Other-than-temporary impairment in such event is recognized in earnings. If the Company does not expect to recover the entire amortized cost of the security and the Company does not intend to sell the impaired security and it is not more likely than not the Company will be required to sell the security, the other-than-temporary impairment is bifurcated into the credit loss component recognized in earnings and losses relating to all other factors recognized in other comprehensive income. The Company will perform this evaluation at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the security, and (3) our intent and ability to retain our investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Fair Value Option

The fair value option of accounting provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. The fair value option is elected on an instrument by instrument basis at initial recognition.

Off-Balance Sheet Arrangements

As of March 31, 2012, we had no off-balance sheet arrangements.

Stock-Based Compensation

We will use the fair value method of accounting for equity-based compensation awards for all fixed equity-based awards to employees and directors, which have no vesting conditions other than time of service, the fair value of the equity award at the grant date will be amortized to compensation expense over the award’s vesting period. For performance-based compensation plans, we will recognize compensation expense at such time as the performance hurdle is anticipated to be achieved over the performance period based upon the fair value at the date of grant. For target-based compensation plans, we will recognize compensation expense over the vesting period based upon the fair value of the plan.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for prior programs sponsored by our sponsor and its affiliates. Each of the programs described below has or had similar investment objectives to our program. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in prior programs sponsored by our sponsor or sponsor affiliates. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior programs sponsored by our sponsor or its affiliates, the returns to our stockholders will vary from those historically generated by our sponsor or its affiliates. As a result, you should not assume the past performance of our sponsor or its affiliates described below will be indicative of our future performance. Please see the prior performance tables included in Appendix A to this prospectus for additional information concerning the prior performance of our sponsor and its affiliates.

Experience and Background

Our sponsor, Terra, is a real estate finance and investment company headquartered at 805 Third Avenue, 8th Floor, New York, New York 10022. Terra originates and manages mezzanine and equity investments in all major property types. Since it was founded in 2002, Terra been responsible for the origination, financing and management of loan and equity investments in approximately 165 properties throughout the United States. These investments have been made in 34 states and have been secured by approximately 10.9 million square feet of office properties, 2.6 million square feet of retail properties, 2.2 million square feet of industrial properties and 8,800 apartment units. The underlying value of these properties was approximately $3.8 billion, based on appraised values as of the closing dates. Terra has specialized expertise and infrastructure to originate, underwrite, finance and manage whole loan, mezzanine, subordinate loan, preferred equity and property portfolios. This expertise facilitates the sourcing, underwriting, structuring and management of commercial real estate debt investments. Terra also has extensive property investment, management and development expertise, which enables it to assume control of a property if required.

Our sponsor, led by its chairman, Simon J. Mildé, and chief executive officer, Bruce D. Batkin, is owned and operated by highly experienced real estate, finance and securities professionals with an average of over 25 years’ experience in global real estate transactions. Its managers have broad based, long-term relationships with major financial institutions, property owners and commercial real estate service providers. They have worked together as a team for approximately ten years, building on their prior experience in commercial real estate investment, finance, development and asset management. They have held leadership roles at many of the top international real estate and investment banking firms, including Jones Lang Wootton (now Jones Lang LaSalle), Merrill Lynch, Donaldson, Lufkin and Jenrette (now Credit Suisse) and ABN Amro. As of January 31, 2012, Terra and its affiliates employed 24 persons.

Prior Investment Programs of our Affiliates

Terra Secured Income Fund, LLC

Our affiliate, Terra Capital Advisors, LLC, a wholly owned subsidiary of our sponsor, which we refer to as Terra Capital Advisors, has been responsible for managing the operations and investments of Terra Secured Income Fund since that fund’s inception. On July 20, 2009, Terra Secured Income Fund commenced its offering of up to $20,000,000 in units of limited liability company membership interests, which was subsequently increased to a maximum offering of $40,000,000. On October 22, 2009, the initial subscription proceeds were released to Terra Secured Income Fund from escrow following the receipt and acceptance of subscriptions totaling more than its minimum offering amount of $3,000,000. On April 18, 2011, the offering period ended following the receipt and acceptance of subscriptions totaling approximately $31.7 million from an aggregate of 499 investors.

As of the date of this prospectus, Terra Capital Advisors, LLC originated ten fixed rate loans and preferred equity investments for Terra Secured Income Fund, two of which have been pre-paid. Based on the aggregate amount invested, 35% of the loans and investments were secured or backed by interests in commercial office properties and 65% of the loans and investments were secured or backed by interests in residential properties. For additional information concerning these loans and investments, see the table below as well as Table VI contained in Part II of the registration statement of which this prospectus is a part. Table VI is not included in this prospectus, but we will furnish a copy of Table VI to you without charge upon written request. See “Additional Information.”

The following table sets forth information regarding loans and preferred equity investments made by Terra Secured Income Fund from 2009 to 2011 and reflects the total return to Terra Secured Income Fund:

Loan/Investment	# of Properties Underlying Loan/ Investment	Location	Property Type	Loan Amount (millions)	Date(1)	Exit Date	Annual Coupon	Fees Earned(2)	Total Return(3)	Total Return Net of Fees(3)
Loans
840 First Street	1	Washington D.C.	Office	$3.0	Oct-09	Mar-11	15.00%	33.77%	54.89%	49.71%
Rialto-Capitol	1	Jersey City, NJ	Condo	$3.5	Jun-10	Mar-11	15.00%	10.20%	18.20%	14.61%
OCC/Penton	2	Cleveland, OH	Office	$8.2	Aug-10	N/A	13.00%	1.00%	N/A	N/A
Parke Lane Villas East	1	Santa Rosa, CA	Apt.	$2.8	Nov-10	N/A	15.00%	3.00%	N/A	N/A

Preferred Equity Investments
Clifton Ridge	1	Atlanta MSA,(4) GA	Apt.	$0.9	Feb-11	N/A	18.00%	3.00%	N/A	N/A
Clifton Glen	1	Atlanta MSA,(4) GA	Apt.	$3.2	Mar-11	N/A	18.00%	3.00%	N/A	N/A
Hamilton	1	Horn Lake, MS	Apt.	$2.6	Mar-11	N/A	13.50%	2.00%	N/A	N/A
Townsend Square Apts	1	Fredericksburg, VA	Apt.	$2.2	May-11	N/A	13.50%	2.00%	N/A	N/A
Cortland Portfolio	5	Atlanta MSA,(4) GA	Apt.	$6.5	Jun-11	N/A	15.00%	4.62%	N/A	N/A
Windover Villas	1	Fredericksburg, VA	Apt.	$1.3	Jun-11	N/A	13.5%	2.0%	N/A	N/A

(1)	Date means the origination date of the loan or the date of the preferred equity investment.
(2)	Fees Earned includes origination, exit and prepayment fees collected or to be collected by Terra Secured Income Fund from the respective borrower in connection with each investment. Terra Capital Advisors was not the recipient of these fees. The amounts presented reflect aggregate fees as a percentage of the aggregate loan amount. The 840 First Street loan includes a prepayment fee of $923,077; the Rialto-Capitol loan includes a prepayment fee of $251,957.
(3)	Total Return figures are neither compounded nor annualized. “Total Return” figures are calculated prior to the payment of any fees to Terra Capital Advisors. “Total Return Net of Fees” figures are calculated after giving effect to the payment of any fees to Terra Capital Advisors.
(4)	MSA means metropolitan statistical area.

Terra Secured Income Fund 2, LLC

Our affiliate, Terra Capital Advisors, has been responsible for managing the operations and investments of Terra Secured Income Fund 2 since that fund’s inception. On May 5, 2011, Terra Secured Income Fund 2 commenced its offering of up to $30,000,000 in units of limited liability company membership interests. On August 1, 2011, Terra Secured Income Fund 2 received and accepted subscriptions totaling more than the minimum offering amount of $3,000,000, and all subscription funds held in escrow were released to Terra Secured Income Fund 2. In December 2011, the offering period ended following the receipt and acceptance of subscriptions totaling approximately $34.5 million from an aggregate of 499 investors.

As of the date of this prospectus, Terra Capital Advisors originated one fixed rate loan and four preferred equity investments for Terra Secured Income Fund 2. Based on the aggregate amount invested, 42% of the loans and investments were secured or backed by interests in residential properties, 34% of the loans and investments were secured or backed by interests in a hotel property and 24% of the loans and investments were secured or backed by interests in retail properties. For additional information concerning these loans and investments, see the table below.

The following table sets forth information regarding loan and private equity investments made by Terra Secured Income Fund 2 as of March 31, 2012:

Loan/Investment	# of Properties Underlying Loan/ Investment	Location	Property Type	Loan Amount (millions)	Date(1)	Exit Date	Annual Coupon	Fees Earned(2)	Total Return(3)	Total Return Net of Fees(3)
Loans
Applebee’s Portfolio	17	Atlanta MSA,(4) GA	Retail	$3.5	Oct-11	N/A	14.00%	2.50%	N/A	N/A
PreferredEquity Investments
Thornblade Park Apartments	1	Greer, SC	Apt.	$2.2	Nov-11	N/A	13.00%	2.00%	N/A	N/A
Crescent Hotel	1	San Francisco, CA	Hotel	$5.1	Nov-11	N/A	13.50%	2.83%	N/A	N/A
Crestmont at Thornblade	1	Greenville, SC	Apt.	$2.0	Feb-12	N/A	13.00%	3.00%	N/A	N/A
La Jolla on Park	1	Plano, TX	Apt.	$2.0	May-12	N/A	14.00%	3.00%	N/A	N/A

(1)	Date means the origination date of the loan or the date of the preferred equity investment.
(2)	Fees Earned include origination, exit and prepayment fees collected or to be collected by Terra Secured Income Fund 2 from the respective borrower in connection with each investment. Terra Capital Advisors was not the recipient of these fees. The amounts presented reflect aggregate fees as a percentage of the aggregate loan amount.
(3)	“Total Return” figures and “Total Return Net of Fees” figures cannot be calculated because none of the loans/investments made by Terra Secured Income Fund 2 have yet matured or have otherwise been repaid.
(4)	MSA means metropolitan statistical area.

Prior Funds

In 2003, Terra initiated its mezzanine loan investment program. It helped form and became the investment manager of Rubicon Mezzanine Loan Fund I and Rubicon Mezzanine Loan Fund II (together, RMLF I & II), both private Delaware limited liability companies that focused exclusively on the origination and management of mezzanine loans backed by income producing properties in the United States. In 2004, Terra helped form and became the investment manager of Rubicon U.S. REIT, Inc., a private REIT organized in Delaware that focused exclusively on the acquisition and management of high quality income producing properties in the United States, particularly those leased to U.S. government agencies. The majority shareholder of Rubicon U.S. REIT, Inc. was Rubicon America Trust, a property trust listed on the Australian Stock Exchange. We refer to RMLF I & II and Rubicon U.S. REIT, Inc. as the Prior Funds. Terra was responsible for managing the U.S. operations and investments of the Prior Funds from the inception of each fund. In late 2006, Rubicon America Trust acquired RMLF I & II, and Terra continued to be responsible for managing the operations and investments of RMLF I & II and Rubicon U.S. REIT, Inc. In May 2007, prior to the credit crisis, Terra sold 100% of its investment management interest in the Prior Funds and as such, had no “legacy assets” when the markets were disrupted by the recession. Accordingly, the information concerning the Prior Funds presented herein and in the prior performance tables included in Appendix A to this prospectus is limited to the period from the funds’ respective dates of inception through the end of April 2007. During the period when Terra managed the Prior Funds, the funds raised a total of $436 million from investors.

The following table sets forth information on the 49 loans (backed by 89 properties) made by the Prior Funds during the period for which Terra managed the Prior Funds from January 2004 until April 2007 (the last full month prior to the sale of its interest in May 2007):

Mezzanine Loan	# of Properties Underlying Loan	Region	Property Type	Loan Amount (millions)	Date(1)	Exit Date(2)	Annual Coupon	Fees Earned(3)	Annualized Rate of Return(4)(6)	Annualized Rate of Return Net of Fees(5)(6)
GSA Bridge Portfolio	14	Nationwide	Office	$5.0	Jun-05	Aug-05	20.00%	0.00%	20.00%	19.40%
Roseville Bridge Portfolio	3	West	Retail	$4.0	Jun-05	Feb-06	17.00%	0.00%	17.00%	16.40%
Research Boulevard	1	Mid-Atlantic	Office	$2.5	Oct-04	Mar-06	12.00%	9.00%	18.39%	17.08%
Madden Company Bridge	1	West	Office	$4.0	Dec-05	Jun-06	14.00%	2.00%	20.11%	13.48%
Everest Portfolio	5	New England	Office	$4.5	May-05	Aug-06	12.00%	2.00%	13.58%	12.18%
Sycamore Plaza	1	Mid-West	Retail	$4.0	Jul-04	Dec-06	12.00%	6.50%	14.78%	13.32%
Willoughby Street	1	Mid-Atlantic	Condo	$18.4	Dec-05	Feb-07	17.00%	2.25%	18.83%	16.10%
Walker Building	1	Mid-Atlantic	Office	$4.2	Jan-04	Apr-07	12.00%	1.00%	12.29%	11.40%
H Street Building	1	Mid-Atlantic	Office	$3.3	Jan-04	Apr-07	12.00%	1.00%	12.29%	11.40%
Roxborough Portfolio	3	Mid-Atlantic	Apt.	$0.7	Apr-04	Apr-07	13.00%	2.00%	13.63%	12.40%
Quail Springs Parkway	1	South West	Office	$1.7	Jun-04	Apr-07	12.00%	2.00%	12.68%	11.40%
Urban Centre	1	South	Office	$1.3	Jun-04	Apr-07	12.00%	2.00%	12.68%	11.40%
Prospect Square	1	Mid-West	Retail	$1.2	Sep-04	Apr-07	12.00%	2.00%	12.73%	11.40%
Timberlake	1	South	Apt.	$1.0	Oct-04	Apr-07	12.50%	2.00%	13.27%	11.90%
Madison Pointe	1	South West	Apt.	$0.6	Oct-04	Apr-07	12.50%	2.00%	13.27%	11.90%
Cross Creek	1	Mid-West	Apt.	$1.7	Oct-04	Apr-07	12.50%	2.00%	13.25%	11.90%
Sun Village	1	South West	Apt.	$1.5	Oct-04	Apr-07	12.50%	2.00%	13.26%	11.90%
Westland	1	Mid-West	Apt.	$0.7	Dec-04	Apr-07	13.50%	3.55%	14.94%	12.90%
West Erie Center	1	Mid-West	Office	$0.5	Mar-05	Apr-07	12.50%	1.00%	12.96%	11.90%
Villages at Montpelier	1	Mid-Atlantic	Apt.	$3.0	Mar-05	Apr-07	11.00%	1.00%	11.46%	10.40%
Mosholu Parkway	1	Mid-Atlantic	Apt.	$0.9	Mar-05	Apr-07	12.50%	2.00%	13.41%	11.90%
AM South Center	1	South	Office	$4.0	May-05	Apr-07	11.00%	1.00%	11.49%	10.40%
Concourse Towers	1	South	Office	$1.1	May-05	Apr-07	11.00%	1.50%	11.74%	10.40%
Eureka Ridge Center	1	West	Retail	$1.2	Jun-05	Apr-07	11.00%	1.38%	11.71%	10.40%
Fairway Commons II	1	West	Retail	$1.3	Jun-05	Apr-07	11.00%	1.38%	11.71%	10.40%
Stoneview Office	1	West	Office	$1.5	Jun-05	Apr-07	11.00%	1.38%	11.71%	10.40%
Dakota Ridge	1	Mid-West	Apt.	$0.7	Jul-05	Apr-07	12.00%	1.00%	12.53%	11.40%
Tiberon Trails	1	Mid-West	Apt.	$0.7	Jul-05	Apr-07	12.00%	1.00%	12.54%	11.40%
Fifth Avenue	1	Mid-Atlantic	Retail	$1.2	Oct-05	Apr-07	11.00%	1.00%	11.61%	10.40%
Pennsville Center	1	Mid-Atlantic	Retail	$0.7	Sep-05	Apr-07	12.00%	1.00%	12.60%	11.40%
Value City Center	1	Mid-West	Retail	$0.8	Sep-05	Apr-07	12.00%	1.00%	12.60%	11.40%
Greentec IV	1	Mid-Atlantic	Office	$1.2	Sep-05	Apr-07	11.00%	1.00%	11.58%	10.40%
69th St Portfolio	9	Mid-Atlantic	Retail	$7.0	Nov-05	Apr-07	11.00%	1.00%	11.64%	10.40%
Lits Building	1	Mid-Atlantic	Office	$1.0	Nov-05	Apr-07	11.00%	1.00%	11.64%	10.40%
La Quinta	1	South West	Apt.	$0.5	Nov-05	Apr-07	11.50%	1.00%	12.15%	10.90%
Norden Park	1	New England	Industrial	$4.8	Dec-05	Apr-07	11.00%	1.00%	11.68%	10.40%
APS - Walmart	1	South West	Industrial	$1.3	Mar-06	Apr-07	12.00%	1.00%	12.81%	11.40%
APS - Schneider	1	West	Industrial	$1.3	Mar-06	Apr-07	12.00%	1.00%	12.81%	11.40%
Seaford Village	1	Mid-Atlantic	Retail	$1.0	Feb-06	Apr-07	11.00%	1.00%	11.77%	10.40%
Greenwood Village	1	West	Office	$1.5	Apr-06	Apr-07	12.00%	0.00%	12.00%	11.40%
West Adams	1	Mid-West	Office	$5.4	Apr-06	Apr-07	11.50%	2.00%	13.27%	10.90%
Gateway Center	1	Mid-Atlantic	Office	$2.2	Apr-06	Apr-07	11.00%	2.00%	12.77%	10.40%
King Street	1	Mid-Atlantic	Office	$1.6	Jan-07	Apr-07	12.00%	2.00%	17.03%	11.40%
Austin Portfolio	3	South West	Apt.	$20.2	Jan-07	Apr-07	12.00%	1.50%	15.78%	11.40%
Cerritos Center	1	West	Office	$1.5	Jan-07	Apr-07	10.00%	1.00%	12.52%	9.40%
RCG Portfolio	10	South	Retail	$6.0	Mar-07	Apr-07	12.00%	2.00%	20.49%	11.40%
Jacksonville Center	1	South	Office	$4.0	Apr-07	Apr-07	11.00%	1.00%	17.64%	10.40%
Riverview Corporate Center	1	Mid-Atlantic	Office	$1.4	Apr-07	Apr-07	13.00%	2.00%	26.27%	12.40%
Landmark	1	Mid-West	Condo	$10.8	Oct-05	Apr-07	15.00%	3.00%	16.20%	14.40%
Total/Weighted Average	89			$150.1			13.05%		15.28%	12.59%

(1)	Date means the origination date of the loan.
(2)	Terra sold its interest in the Prior Funds in May 2007. Of the 49 loans described in this table, seven were prepaid prior to June 2007. The original aggregate loan amount and investment cost for such loans was $42.35 million, and prepayments totaling $45.77 million were received (including any repayment fees), representing an excess of $3.42 million over the Prior Funds’ investment cost.
(3)	Fees Earned include origination, exit and prepayment fees collected by the Prior Funds from the respective borrower in connection with each investment. Terra and its affiliates were not the recipient of these fees. The amounts presented reflect aggregate fees as a percentage of the aggregate loan amount.
(4)	Annualized Rate of Return is equal to (a) the quotient of (1) total income from an investment divided by (2) the investment amount, divided by (b) the number of years that the investment was outstanding less annual rate of fees paid to Terra or its affiliates. Annualized Rate of Return figures are calculated prior to the payment of any fees to Terra and its affiliates and are not compounded.
(5)	Annualized Rate of Return Net of Fees is equal to equal to (a) the quotient of (1) total income from an investment divided by (2) the investment amount, divided by (b) the number of years that the investment was outstanding less annual rate of fees paid to Terra or its affiliates. Annualized Rate of Return figures are calculated after the payment of any fees to Terra and its affiliates and are not compounded.
(6)	Because Terra sold its interest in the Prior Funds during May 2007, for purposes of calculating the Annualized Rate of Return and Anualized Rate of Return Net of Fees, we have assumed that the unpaid principal balance of each loan was repaid on April 30, 2007.

The mezzanine loan portfolio assembled by Terra for the Prior Funds was diversified by the type and geographic location of the properties underlying the loans:

Property Type	Percentage(1)	Region	Percentage(1)
Office	36.9%	Northeast	24.2%
Retail	16.3%	Mid-Atlantic	14.4%
Multi-Family	23.9%	South	14.1%
Condo	18.7%	South West	15.1%
Industrial	4.2%	Mid-West	20.1%
Total	100.0%	West	12.1%
		Total	100.0%

(1)	Reflects percentage of aggregate loan amounts.

In addition to its mezzanine lending business, as manager of the Prior Funds, Terra was responsible for the acquisition, financing and management of over six million square feet of income-producing office and industrial property located throughout the U.S. Most of these properties were acquired in several large portfolios, which were leased primarily to federal, state and local government agencies. The following table sets forth information concerning the properties acquired by the Prior Funds from 2004 until Terra sold all of its interest in the Prior Funds in May 2007. None of these properties were sold by the Prior Funds prior to May 2007.

Investment	# of Properties	Region	Property Type	Purchase Price (millions)	Acquisition Date	Annualized Rate of Return(1)
Park I Portfolio	5	South	Office	$69.3	Dec-04	27.94%
Park II	1	South	Office	$29.6	Jun-05	53.63%
GSA I Portfolio	16	Nationwide	Office/Industrial	$482.0	Jun-05	27.58%
Fiddlers Green Portfolio	2	West	Office	$77.0	Apr-06	63.81%
GSA II Portfolio	17	Nationwide	Office	$560.3	Jul-06	31.24%
Total/Weighted Average	41			$1,218.2		31.52%

(1)	Annualized Rate of Return is equal to (a) the quotient of (1) total income from an investment divided by (2) the investment amount, divided by (b) the number of years that the investment was outstanding. Annualized Rate of Return figures are calculated prior to the payment of any fees to Terra and its affiliates and are not compounded. Because Terra sold its interest in the Prior Funds in May 2007, for purposes of calculating the Annualized Rate of Return, we assumed that the investment was sold at its appraised value on April 30, 2007.

The property portfolio assembled by Terra for the Prior Funds was diversified by property type and geographic location:

Property Type	Percentage(1)	Region	Percentage(1)
Office	83.3%	Northeast	21.9%
Industrial	16.7%	Mid-Atlantic	13.0%
Total	100.0%	South	19.9%
		South West	2.2%
		Mid-West	4.6%
		West	38.3%
		Total	100.0%

(1)	Reflects percentage of aggregate purchase price of all properties.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

Under the recently enacted Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of (1) the individual’s net investment income or (2) the excess of the individual’s modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return, or (c) $200,000 in the case of a single individual.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were organized on July 21, 2011 as a Maryland corporation. We believe we will operate in such a manner as to qualify, and we intend to elect to be taxed, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2012. We believe that, commencing with such taxable year, we have been organized and will operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Greenberg Traurig, LLP has delivered an opinion to us that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ended on December 31, 2012. It must be emphasized that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Greenberg Traurig, LLP’s opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:
•	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
•	other non-qualifying income from foreclosure property.
•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
•	a fraction intended to reflect our profitability.
•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•	We will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”), that are not conducted on an arm’s-length basis.
•	In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
•	the amount of gain that we recognize at the time of the sale or disposition, and
•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”
•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.
•	If we acquire and own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of what constituted “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:
•	the United States;
•	any state or political subdivision of the United States;
•	any foreign government;
•	any international organization;
•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and
•	any rural electrical or telephone cooperative.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1	it is managed by one or more trustees or directors.
2	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.
3	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.
4	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.
5	at least 100 persons are beneficial owners of its shares or ownership certificates.
6	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.
7	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.
8	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet the above requirements 1, 2, 3, 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will be applied to us beginning with our second REIT taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2012, and we believe that we will operate in a manner that will satisfy all other requirements for qualification as a REIT, described above. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in 5 and 6 above. See “Description of Capital Stock — Transfer Restrictions.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we are required to demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information. The restrictions in our charter, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, we will not qualify as a REIT.

Subsidiary Entities

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from foreclosure property; and
•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or sales.
•	neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.
•	if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.
•	we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that we receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several requirements must be satisfied. Rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;
•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and
•	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

With respect to the prohibition on receiving rent from a related party, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS in certain circumstances described below. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties which do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Any rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification.

If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.

In addition to the rent, the lessees may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year (the “Loan Amount”) exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan (the “Loan Value”), the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Revenue Procedure 2011-16 discusses a modification of a mortgage loan which (or an interest in which) is held by a REIT if the modification was occasioned by a default on the loan or the modification satisfies both of the following conditions: (a) based on all the facts and circumstances, the REIT or servicer of the loan (the “pre-modified loan”) reasonably believes that there is a significant risk of default of the pre-modified loan upon maturity of the loan or at an earlier date, and (b) based on all the facts and circumstances, the REIT or servicer reasonably believes that the modified loan presents a substantially reduced risk of default, as compared with the pre-modified loan. Revenue Procedure 2011-16 provides that a REIT may treat a modification of a mortgage loan described therein as not being a new commitment to make or purchase a loan for purposes of apportioning interest on that loan between interest with respect to real property or other interest. The modification will also not be treated as a prohibited transaction. Further, with respect to the REIT asset test, the IRS will not challenge the REIT’s treatment of a loan as being in part a “real estate asset” if the REIT treats the loan as being a real estate asset in an amount equal to the lesser of (a) the value of the loan as determined under Treasury Regulations Section 1.856-3(a), or (b) the loan value of the real property securing the loan as determined under Treasury Regulations Section 1.856-5(c) and Revenue Procedure 2011-16. We will consider IRS Revenue Procedure 2011-16 and its potential impact on our REIT qualification when acquiring mortgage loans at a discount on the secondary market.

We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We may invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that interest derived from B-Note investments qualifies for purposes the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests. In the event of a determination that the interest generated by such investments does not qualify under the 75% gross income test, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We intend to acquire CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property.

In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We may generate fee income from our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property provided the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;
•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;
•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either

(i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
•	any loan to an individual or an estate;
•	any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	any obligation to pay “rents from real property”;
•	any government security provided that the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in this subparagraph or payments on any obligation issued by such an entity;
•	any security issued by a REIT;
•	any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Interest in a REMIC are generally treated as qualifying real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, then only a proportionate part of our interest in the REMIC, qualifies for purposes of the 75% gross asset test.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. The performance of a B-Note investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, we could be subject to a penalty tax, or could fail to qualify as a REIT.

As indicated above, we may acquire loans at a discount on the secondary market. In evaluating such investments, we will take into consideration IRS Revenue Procedure 2011-16 and its potential impact on our 75% gross asset test.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and
•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of
•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file (including extensions) our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to satisfy this requirement and give rise to a deduction, such dividends may not be “preferential.” A dividend will not be deemed to be preferential if it is pro rata among all outstanding shares of stock within a given class and any preferences between classes of stock are made pursuant to the terms contained in the organizational documents.

To the extent a distribution is less than 100% of our REIT taxable income, we will be subject to federal income tax on such shortfall. Also, we may elect to retain out net long-term capital gain and pay tax on such gain. In the event we so elect, we could elect to have our shareholders include such long-term capital gain in their taxable income (without receipt of the related cash) and receive a “credit” for their share of the corporate tax paid. Shareholders would be allowed to increase the adjusted tax basis of their stock by the difference between (i) the amounts designated by us to be included in their long-term capital gain and (ii) the tax deemed paid with respect to those shares.

Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;
•	95% of our REIT capital gain income for such year; and
•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

As indicated above, we may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

In the event we have a net operating loss carryforward from a prior tax year, we may use such carryforward to reduce our distribution requirement. The use of such carryforward will not impact the character of the distributions actually made by the REIT, which are generally taxable to the shareholders to the extent we have current or accumulated earnings and profits.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the IRS to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of stockholders, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” This income would nonetheless be subject to the distribution requirements that apply to the REIT and could therefore adversely affect its liquidity. See “— Distribution Requirements.” Moreover, the REIT’s excess inclusion income would be allocated among its stockholders.

Recently issued IRS guidance indicates that excess inclusion income will be allocated among stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. To the extent that common stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of excess inclusion income allocable to the common stock held on behalf of the disqualified organizations. A regulated investment company or other pass-through entity owning common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker-dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our common stock.

If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. We will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;
•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;
•	an estate whose income is subject to federal income taxation regardless of its source; or
•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock —  Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock —  Share Redemption Program.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35% through 2012. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. For taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of U.S. Stockholders on a Redemption of Common Stock

A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and
•	either:
•	one pension trust owns more than 25% of the value of our capital stock; or
•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “U.S. real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or “FIRPTA”. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a U.S. real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a U.S. real property holding corporation. We anticipate that we will be a U.S. real property holding corporation based on our investment strategy. However, if we are a U.S. real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the U.S., which may have a material impact on such non-U.S. stockholders.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Redemption of Common Stock

A redemption of our common stock by a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. Stockholder’s conduct of a trade or business in the U.S. will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of Non-U.S. Stockholders” — “Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Non-U.S. Stockholders” — “Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Cost Basis Reporting

Effective January 1, 2011 new federal income tax information reporting rules may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased after December 31, 2010 including (at our election) those purchased through our distribution reinvestment plan. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment plan are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these new rules. Generally, these reports are made for certain transactions other than purchases in shares acquired before January 1, 2011. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences to of these new rules.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Sunset of Certain Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. The temporary provisions that will, absent further legislative action, expire after 2012 include, without limitation, the reduction in the maximum income tax rate for taxpayers taxed at individual rates on ordinary income to 35% (rather than 39.6%), the reduction in the maximum income tax rate for taxpayers taxed at individual rates for long-term capital gains of 15% (rather than 20%), the application of the 15% tax rate to qualified dividend income for taxpayers taxed at individual rates (rather than a maximum rate of 39.6%), the reduction in the backup withholding rate of 28% (rather than 31%), and certain other tax rate provisions described herein. The impact of these revisions after 2012 is not discussed herein. Consequently, prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;
•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;
•	Whether your investment will impair the liquidity of the Benefit Plan;
•	Whether the investment will produce UBTI to the Benefit Plan (see “Material U.S. Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);
•	The need to value the assets of the Benefit Plan annually; and
•	Whether your investment will constitute a prohibited transaction under ERISA or the Code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;
•	To invest plan assets prudently;
•	To diversify the investments of the plan unless it is clearly prudent not to do so;
•	To ensure sufficient liquidity for the plan; and
•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA.

If our advisor or affiliates of our advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;
•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and
•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (i) that the advice will serve as the primary basis for investment decisions, and (ii) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31 of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our distribution reinvestment plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our distribution reinvestment plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation may be performed either by our management or a person independent of us and the Advisor.

If requested, we anticipate that we will provide annual reports of our determination of value (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. We will also include our determination of estimated value as described above in each of our Annual Reports on Form 10-K. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•	That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);
•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or
•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,500,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 499,999,000 shares are classified as preferred stock with a par value of $0.01 per share and 1,000 shares are classified as non-participating, non-voting convertible stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of March 31, 2012, 20,000 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. ACS Securities Services, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Terra Fixed Income Trust, Inc.
c/o ACS Securities Services, Inc.
3988 N. Central Expressway
Bldg. 5, 6th Floor
Dallas, TX 75204

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on the then outstanding shares of our common stock equal to the invested capital attributable to those shares plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital;
•	we list our common stock for trading on a national securities exchange; or
•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).

Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of our charter and defined below) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate invested price paid for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on such invested capital attributable to those outstanding shares of common stock, divided by (B) the quotient of (1) our enterprise value minus the amount calculated in clause A, divided by (2) the number of outstanding shares of common stock immediately preceding the conversion, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.

The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 15% of our outstanding common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus an 8.0% cumulative, non-compounded annual return on the invested capital attributable to those outstanding shares. If the triggering event is the result of a sale of the company, the convertible stock will convert into a value equal to 15% of the excess of the consideration paid for the company plus the total distributions paid to our stockholders through such date over the aggregate invested capital with respect to the then outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the invested capital attributable to those outstanding shares of common stock. The example set forth below illustrates how the conversion formula for our convertible stock would work based on a set of purely hypothetical facts in which a triggering event occurs prior to stockholders having received the aggregate purchase price paid for the outstanding shares of our common stock as of the date of the triggering event. The example set forth below assumes the following facts as of the date of the triggering event:

A.	We have sold shares in this offering for an aggregate invested capital of $1 billion.
B.	An 8.0% cumulative, non-compounded, annual pre-tax return on the $1 billion of invested capital is equal to $80 million.
C.	Our enterprise value is equal to $1.2 billion.
D.	We have paid an aggregate of $60 million in distributions to stockholders.
E.	We have 100.0 million shares of common stock outstanding immediately preceding the conversion.
Step 1:	Calculate the numerator of the conversion equation, as follows:

Our enterprise value as of the date of the triggering event ($1.2 billion) plus total distributions paid to our stockholders through the date of the triggering event ($60 million) on the then outstanding shares of our common stock equals $1.26 billion.

minus

The aggregate invested capital with respect to the then outstanding shares of our common stock ($1 billion) plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital ($80 million) equals $1.08 billion.

equals

$180 million ($1.26 billion minus $1.08 billion).

15.0% of $180 million equals $27.0 million.

Step 2:	Calculate the denominator of the conversion equation, as follows:

Our enterprise value ($1.2 billion) minus the numerator computed in Step 1 ($27 million) equals $1.173 billion, which when divided by the number of outstanding shares of our common stock (100.0 million) immediately preceding the conversion, equals $11.73 per share.

Step 3:	Divide the numerator calculated in Step 1 by the denominator calculated in Step 2, as follows:

$27.0 million divided by $11.73 per share equals 2,301,790 shares.

Therefore, an aggregate of 2,301,790 shares of our common stock (or approximately 2,301 shares of our common stock per share of convertible stock) would be issuable to our advisor upon the conversion of our convertible stock upon any of the triggering events described above.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors and our advisor. If the holders of shares of convertible stock disagree with the value determined by our board of directors, then we and the holders of the convertible stock shall name one appraiser each and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and the holder of the convertible stock. Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding shares of common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or
•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then our board of directors can either elect to increase or waive the ownership limit, if it would not cause us to fail to qualify as a REIT or our board of directors could determine to allow the conversion of only such number of shares of convertible stock (or fraction of a share thereof) into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in       , on a specific date and time set by our board of directors, which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within 10 days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. The meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except as set forth in the next two paragraphs.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (i) the amendment of our charter (except as otherwise provided in our charter or the MCGL), (ii) our dissolution or (iii) our merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In terms of determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restrictions on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share at the time of the gift or devise), or (ii) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. We (in the case of a redemption) and the trustee (in the case of a sale) may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to such purported transferee or holder and are owed by such purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.

The 9.8% ownership limit does not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances (including certain representations and undertakings required by our charter) that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which we make our first real estate-related investment. In order that investors may generally begin accruing distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates that will be paid on a monthly basis.

We expect to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to repurchase shares of our common stock or fund performance-based fees or expenses, our ability to make distributions may be negatively impacted and, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

Generally, our policy is to pay distributions from cash flow from operations. However, we can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not established a cap on the use of proceeds to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional shares of our common stock. During this offering, you may purchase common stock under our distribution reinvestment plan for $9.50 per share. No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our distribution reinvestment plan. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus.

Investors participating in our distribution reinvestment plan may purchase fractional shares. If sufficient shares of our common stock are not available for issuance under our distribution reinvestment plan, we will remit excess distributions in cash to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such common stock were purchased pursuant to this offering.

At least quarterly, we will provide each participant a confirmation showing the amount of the distributions reinvested in our shares during the covered period, the number of shares of our common stock owned at the beginning of the covered period, and the total number of shares of common stock owned at the end of the covered period. We have the discretion not to provide a distribution reinvestment plan, and a majority of our board of directors may amend, suspend or terminate our distribution reinvestment plan for any reason (except that we may not amend the distribution reinvestment plan to eliminate a participant’s ability to withdraw from the plan) at any time upon 10 days’ prior notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. Otherwise, unless you terminate your participation in our distribution reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the distribution reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of common stock will terminate the stockholder’s participation in the distribution reinvestment plan as of the first day of the month in which the transfer is effective.

If you participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common stock. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Federal Income Tax Risks — You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.”

Share Repurchase Program

If you have purchased shares from us or received your shares through a non-cash transaction, not in the secondary market, and have held your shares for at least one year, our share repurchase program may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. The purchase price for your shares repurchased under the share repurchase program will be as set forth below until we establish an estimated per share value of our common stock. From and after 18 months after completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual report that we publicly file with the SEC.

Prior to the date that we establish an estimated value per share of our common stock, the prices at which we will initially repurchase shares are as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	90.0%
2 years	92.5%
3 years	95.0%
4 years	97.5%
5 years or longer	100.0%

Unless the shares are being repurchased in connection with a stockholder’s death or disability (as defined in the Code), we may not repurchase shares unless you have held the shares for one year. In the case of death or disability, we will repurchase shares at the higher of the price paid for the shares or our estimated per share value, if one has been established. After the date that we establish an estimated value per share of our common stock, we will repurchase shares at 95% of the estimated value per share.

Repurchase of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, effective as of the last day of such quarter. We refer to the last day of such quarter as the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, we plan to repurchase the shares of our common stock on a pro rata basis on the repurchase date. In addition, if we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any unrepurchased shares, you can: (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The number of shares to be repurchased during any 12-month period is limited to: (i) 5% of the weighted average number of shares of the Company’s common stock outstanding during the 12-month period immediately prior to the date of redemption and (ii) those that could be funded from the net proceeds of the sale of shares under the distribution reinvestment plan in such 12-month period plus such additional funds as may be reserved for that purpose by our board of directors; provided, however, that the above volume limitations shall not apply to repurchases requested in connection with the death or disability of a stockholder. There is no fee in connection with a repurchase of shares of our common stock.

To the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from sales to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate-related assets.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering. We will not pay our advisor or its affiliates any fees to complete any transactions under our share repurchase program.

In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days prior notice. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program. Our board of directors may also limit the amounts available for repurchase at any time in its sole discretion.

Liquidity Events

In the future, our board of directors will consider various forms of liquidity, each of which is referred to as a liquidity event, including, but not limited to: (1) the listing of our common stock on a national securities exchange; (2) the sale of all or substantially all of our assets; or (3) the sale or a merger in a transaction that would provide our stockholders cash and/or securities of a publicly traded company. If we do not consummate a liquidity event by the fifth anniversary of the termination of this offering, our charter requires that we either: (a) seek our stockholder approval of the liquidation of our company; or (b) if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate our company. See “Plan of Distribution — General” for a discussion of the termination date of this offering. If a majority of our board of directors, including a majority of independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires that our board revisit the issue of liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of independent directors, again determined that liquidation would not be in the best interest of the stockholders. If we sought and failed to obtain stockholder approval of the company’s liquidation, our charter would not require us to consummate a liquidity event or liquidate and would not require our board of directors to revisit the issue of liquidation, and we could continue to operate as before. If we sought and obtained stockholder approval of the company’s liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to the stockholders.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, certain asset transfers and certain issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (i) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (ii) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Our board of directors has adopted a resolution opting out of these provisions. Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may acquire any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of the stockholders, nomination of individuals for election to the board of directors and the proposal of business to be considered by the stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	the ability for stockholders to withdraw tendered shares while the offer remains open;
•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant offeror’s shares and any shares acquired in such tender offer. The noncomplying offeror shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our charter requires that we follow the policy set forth below with respect to any “roll-up transaction,” as defined below. In connection with any proposed transaction considered a “roll-up transaction” involving us and the issuance of securities of an entity, or a roll-up entity, that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all assets must be obtained from a competent independent appraiser. The assets must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of the date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our stockholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, we will be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a roll-up entity. This term does not include:

•	a transaction involving securities of the roll-up entity that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion into a corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our sponsor or advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to our common stockholders who vote “no” on the proposal a choice of:

•	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or
•	one of the following:
•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or
•	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in our common stockholders having voting rights in a roll-up entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;
•	in which investors’ right to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or
•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our stockholders.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

Subject to availability, you may authorize us to provide such periodic updates electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $3,000,000 in shares and a maximum of $550,000,000 in shares of our common stock on a “best efforts” basis through Terra Securities, LLC, our dealer manager. Because this is a “best efforts” offering, Terra Securities, LLC must use only its best efforts to sell the shares in our primary offering and has no firm commitment or obligation to purchase any of our shares. We are offering up to $500,000,000 in shares initially allocated to our primary offering and up to $50,000,000 in shares initially allocated to our distribution reinvestment plan. If, prior to the termination of this offering, any of our shares initially allocated to our distribution reinvestment plan remain unsold, we may determine to sell some or all of such shares to the public in our primary offering. Similarly, if prior to the termination of this offering, we have sold all of the shares allocated to the distribution reinvestment plan and there is additional demand for such shares, we may determine to reallocate to the distribution reinvestment plan shares initially allocated to the primary offering. Shares of our common stock sold in the primary offering are being offered at $10.00 per share. All shares offered in the primary offering are subject to discounts available for certain categories of purchasers as described below. We are also offering up to $50,000,000 in shares issuable pursuant to our distribution reinvestment plan. Any shares purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share. From and after 18 months after the completion of our offering stage, our advisor, or another firm we choose for that purpose, will establish an estimated value per share of our common stock that we will disclose in the annual and quarterly reports that we publicly file with the SEC. At that time, shares issued pursuant to our distribution reinvestment plan will be priced at no less than 95% of such estimated per share value of our common stock. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings.

If we have not sold all of the primary offering shares within two years, we may continue this offering until       , 2014 (two years after the initial effective date of this offering). Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as       , 2015 (approximately three and a half years after the initial effective date of this offering). If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $50,000,000 in shares through the reinvestment of distributions. In many states, we will need to renew the registration statement to continue the offering beyond one year from the date of this prospectus and such renewal is not guaranteed. We may terminate this offering for any reason at any time.

Our dealer manager, Terra Securities, LLC, was formed on July 1, 2002, is affiliated with our advisor, and is a securities broker-dealer registered with the SEC and a member firm of FINRA. Terra Securities, LLC is indirectly owned and controlled by our sponsor. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Affiliated Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Minimum Offering

Subscription proceeds will be placed in escrow with UMB Bank, N.A., as escrow agent, until such time as subscriptions representing $3,000,000 in shares from persons who are not affiliated with us or our advisor have been received and accepted by us. Before we meet the minimum offering requirements, checks should be made payable to “UMB Bank, N.A., as escrow agent for Terra Fixed Income Trust, Inc.” After we meet the minimum offering requirements, checks should be made payable to “Terra Fixed Income Trust, Inc.” Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in bank money-market accounts that have deposits insured by the FDIC which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any reason. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. If we accept your subscription, our transfer agent will mail you a confirmation of acceptance. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” You must initially invest at least $5,000 in shares of our common stock.

If we do not meet the minimum offering requirements within one year from the date of this prospectus, (i) the escrow agent will promptly notify us, (ii) this offering will be terminated and (iii) the subscription payments held in the escrow account will be promptly returned with interest. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed IRS Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account, without reduction for fees. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than       , 2014, unless we announce an extension of the offering as described under “— General” above in a supplement or amendment to this prospectus. We reserve the right to terminate this offering for any reason at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Terra Securities, LLC will receive selling commissions of 7% of the gross offering proceeds from shares sold in our primary offering. Terra Securities, LLC will also receive 3% of the gross primary offering proceeds as compensation for acting as the dealer manager. We will not pay any selling commissions or dealer manager fees for shares sold under our distribution reinvestment plan.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. The dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases up to a maximum of 1.5% of the gross offering proceeds attributable to that participating broker-dealer. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based on projected sales volume of at least $100 million by the participating broker-dealer at the time it enters into a selling agreement with the dealer manager. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses supported by a detailed and itemized invoice.

In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us

(primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our primary offering, as required by the rules of FINRA. Our dealer manager will reimburse us for any underwriting compensation in excess of FINRA’s 10% underwriting compensation limit in the event the offering is abruptly terminated before reaching the maximum offering amount.

We may also sell shares at a discount to the primary offering price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”
•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or
•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive the same net proceeds for sales of shares through these channels. Neither the dealer manager nor its affiliates will compensate any person engaged as a financial advisor by a potential investor as an inducement for such financial advisor to advise favorably for an investment in us.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and
Participating Broker-Dealer Compensation

Selling commissions (maximum)	$35,000,000
Dealer manager fee (maximum)	$15,000,000
Total	$50,000,000

Subject to the cap on organization and offering expenses described below, we will also reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions and the dealer manager fee (excluding reimbursement for accountable bona fide invoiced due diligence expenses), may not exceed 10% of our gross proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent the organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 1.5% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

Special Discounts

Our officers and directors and their family members, as well as officers and employees of our advisor and our advisor’s affiliates and their family members, at their option, also may purchase the shares offered hereby in our primary offering at a discount from the public offering price, in which case they have advised us that they would expect to hold such shares as stockholders for investment and not for distribution. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. In addition, if approved by our board of directors, certain of our joint venture partners, consultants and other service providers may purchase the shares offered hereby in our primary offering at a discount from the public offering price. We will sell such shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds we receive from other sales of shares. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members as described above, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

In connection with sales of $500,000 or more to a qualifying purchaser (as defined below), whether in a single purchase or as a result of multiple purchases, a participating broker dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser in the form of the issuance of additional shares.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased:

Dollar Volume Purchased	Purchase Price per Share to Investor	Percentage Based on $10.00 per Share	Commission Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$500,001 – $1,000,000	$9.90	6.0%	$0.60	$0.30	$9.00
$1,000,001 – $2,000,000	$9.80	5.0%	$0.50	$0.30	$9.00
$2,000,001 – $3,000,000	$9.70	4.0%	$0.40	$0.30	$9.00
$3,000,001 – $5,000,000	$9.60	3.0%	$0.30	$0.30	$9.00
Over $5,000,000	$9.50	2.0%	$0.20	$0.30	$9.00

For example, if you purchase $1,250,000 of shares, the selling commission on such shares would be reduced to 5.0%, in which event you would receive 126,015.26 shares as opposed to 125,000 shares, the number of shares you would have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The net proceeds to us will not be affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases of our shares.

Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any qualifying purchaser (as defined below), provided all such shares are purchased through the same broker-dealer. Any such reduction in the sales commission would be prorated among the separate investors. The term qualifying purchaser includes:

•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;
•	a corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and
•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Regardless of any reduction in commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchase paid $10.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the distribution reinvestment plan, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “U.S. Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Greenberg Traurig LLP.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Terra Fixed Income Trust, Inc.
Attn: Investor Relations
805 Third Avenue, 8th floor
New York, New York 10022
(855) 858-1492

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.terracapitalpartners.com where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Terra Fixed Income Trust, Inc. (formerly Terra Secured Income Trust, Inc.)
805 Third Ave
New York, NY 10022

We have audited the accompanying balance sheet of Terra Fixed Income Trust, Inc. (formerly Terra Secured Income Trust, Inc.) (the “Company”) as of October 18, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from July 21, 2011 (date of incorporation) through October 18, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Fixed Income Trust, Inc. (formerly Terra Secured Income Trust, Inc.) at October 18, 2011, and the results of its operations and its cash flows for the period from July 21, 2011 (date of incorporation) through October 18, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, New York
October 31, 2011

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A MARYLAND CORPORATION)

BALANCE SHEET
October 18, 2011

ASSETS
Cash	$201,000
Deferred offering costs	289,557
Total Assets	$490,557
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued expenses	$133,724
Due to affiliate	194,099
Total Liabilities	327,823
Stockholders' equity
Preferred stock, $.01 par value per share, 499,999,000 authorized, 0 shares issued	—
Convertible stock, $.01 par value per share, 1,000 shares authorized, issued and outstanding	10
Common stock, $.01 par value per share, 1,000,000,000 shares authorized, 20,000 shares issued and outstanding	200
Additional paid-in capital	200,790
Accumulated deficit	(38,266)
Total Stockholders' Equity	162,734
Total Liabilities and Stockholders' Equity	$490,557

The accompanying notes are an integral part of these financial statements.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A MARYLAND CORPORATION)

STATEMENT OF OPERATIONS
For the Period from July 21, 2011 (date of incorporation) to October 18, 2011

Organizational Costs	$38,266
Net Loss	$(38,266)

The accompanying notes are an integral part of these financial statements.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A MARYLAND CORPORATION)

STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from July 21, 2011 (date of incorporation) to October 18, 2011

	Common Stock		Convertible Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Number of Shares	Amount	Number of Shares	Amount
Issuance of common stock to Terra Capital Partners, LLC	20,000	$200	—	$—	$199,800	$—	$200,000
Issuance of convertible stock to Terra Capital Advisors II, LLC	—	—	1,000	10	990	—	1,000
Net loss						(38,266)	(38,266)
Balance at October 18, 2011	20,000	$200	1,000	$10	$200,790	$(38,266)	$162,734

The accompanying notes are an integral part of these financial statements.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A MARYLAND CORPORATION)

STATEMENT OF CASH FLOWS
For the Period from July 21, 2011 (date of incorporation) to October 18, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(38,266)
Adjustments to reconciled net loss to net cash used in operating activities:
Increase in accounts payable and accrued expenses	4,930
Increase in due to affiliate	33,336
NET CASH USED IN OPERATING ACTIVITIES	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock issuance	201,000
NET CASH PROVIDED FROM FINANCING ACTIVITIES	201,000
NET INCREASE AND CASH AND CASH EQUIVALENTS AT OCTOBER 18, 2011	$201,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Noncash financing activities consist of $289,557 of deferred offering costs that are included in accounts payable and accrued expenses and due to affiliate on the accompanying balance sheet.

The accompanying notes are an integral part of these financial statements.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Proposed Business Operations

Terra Fixed Income Trust, Inc. (formerly Terra Secured Income Trust, Inc.) (the “Company”) is a Maryland corporation that was formed on July 21, 2011 for the purpose of originating, acquiring, and structuring real estate-related loans, including mortgage, mezzanine and other loans related to high-quality commercial real estate. The Company’s investment strategy is to invest substantially all of the net proceeds from this offering in and manage a diverse portfolio of real estate-related loans. The Company seeks to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions.

The Company will commence operations upon completion of an initial public offering. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). As such, to maintain our REIT qualification, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, we generally will not be subject to U.S. federal income taxes to the extent that we annually distribute all of our REIT taxable income to our stockholders. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the 1940 Act.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Examples of estimates include, but are not limited to, estimates of the allowance for loan losses, fair values of financial instruments and equity based compensation. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies all short-term, highly liquid investments with original maturities of three months of less as cash and cash equivalents.

Deferred Offering Costs

Offering costs consist of legal and accounting costs of approximately $290,000 that are related to the proposed public offering and that will be charged to capital upon the completion of the proposed public offering or charged to expense if the proposed public offering is not completed.

Organizational Costs

Organizational costs are expensed as incurred.

Allowance for Loan Losses and Impairment

For loans originated by the Company, allowances for loan losses will be established based upon a periodic review of the loan investments. Income recognition will generally be suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

Revenue Recognition

The Company will recognize interest income from our loans on an accrual basis over the life of the investment using the effective interest method. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. We will recognize fees on commitments that expire unused at expiration.

The Company will recognize interest income from available-for-sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Fair Value Option

The fair value option of accounting provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. The fair value option is elected on an instrument by instrument basis at initial recognition.

Stock-Based Compensation

The Company will use the fair value method of accounting for equity-based compensation awards. For all fixed equity-based awards to employees and directors, which have no vesting conditions other than time of service, the fair value of the equity award at the grant date will be amortized to compensation expense over the award’s vesting period. For performance-based compensation plans, we will recognize compensation expense at such time as the performance hurdle is anticipated to be achieved over the performance period based upon the fair value at the date of grant. For target-based compensation plans, we will recognize compensation expense over the vesting period based upon the fair value of the plan.

Debt Securities

At the time of purchase, the Company will designate an investment in a debt security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security. Although the Company generally intends to hold its investments until maturity, it may, from time to time, sell any of its investments as part of its overall portfolio management. We do not have an investment portfolio at this time.

Held-to-maturity securities will be reported at amortized cost. Securities classified as available-for-sale will be reported at fair value, based on market prices from third-party sources when available, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. Trading securities will be reported at fair value and both realized and unrealized gains and losses are included in income.

Management will evaluate all debt securities for other-than-temporary impairment by applying the guidance prescribed by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 320, which states that a debt security is considered to be other-than-temporarily impaired if the fair value of the debt security is less than its amortized cost basis and (i) the Company has the intent to sell the impaired security, or (ii) it is more likely than not the Company will be required to sell the security. Other-than-temporary impairment in such event is recognized in earnings. If the Company does not expect to recover the entire amortized cost of the security and the Company does not intend to sell the impaired security and it is not more likely than not the Company will be required to sell the security, the other-than-temporary impairment is bifurcated into the credit loss component recognized in earnings and losses relating to all other

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

factors recognized in other comprehensive income. The Company will perform this evaluation at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the security, and (3) the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value.

Earnings Per Share

The Company calculates basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for that period. Diluted earnings per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of share outstanding. As of October 18, 2011, earnings per share is not presented because it is not a meaningful measure of the Company’s performance for the period from July 21, 2011 through October 18, 2011.

Fair Value Measurements

The Financial Accounting Standards Board (“FASB”) defines fair value and establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. FASB requires companies to disclose the fair value of their financial instruments according to a three level fair value hierarchy that gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Assets and liabilities recorded at fair value in the balance sheet will be categorized based on the inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market.
Level 2	Financial assets and liabilities whose values are based on the following:
•	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);
•	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);
•	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and
•	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).
Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Additionally, companies are required to provide enhanced disclosure regarding assets and liabilities in the Level 3 category, which requires significant management judgment, including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities.

Subsequent Events

The Company has evaluated all events subsequent to the balance sheet date of October 18, 2011 through October 31, 2011, which is the date the financial statements are available to be issued.

Note 3 — Related Party Transactions

The Company will be externally managed and advised by Terra Capital Advisors II, LLC (the “Manager”), an indirect and majority-owned subsidiary of Terra Capital Partners, LLC (“Terra”). Terra Securities, LLC (the “Broker”), the dealer manager and an affiliate of Terra, will provide certain sales, promotional and marketing services to the Company in connection with the proposed public offering. Pursuant to the terms of the various agreements with these affiliates, the Manager and Broker will provide the Company with their management team, including its officers, along with appropriate support personnel. Each of the officers is an employee of Terra or one of its affiliates. The Company does not expect to have any employees. Payments to the Manager, Broker, Terra or its affiliates will primarily consist of following:

(a)	dealer manager fees at up to 3% of gross offering proceeds from the proposed public offering, excluding proceeds from the distribution reinvestment plan;
(b)	selling commissions of 7% of gross offering proceeds, excluding proceeds from the distribution reinvestment plan and subject to certain reductions;
(c)	acquisition fees at 1% of the amount funded by the Company to originate or acquire loans or the amount invested in real estate assets;
(d)	asset management fees at an annual rate of 1.25% of the aggregate loan and investment origination amounts including acquisition cost of real estate investments held by the Company;
(e)	disposition fees at 1% of the contracted sale price of each loan or real estate asset, except for a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment unless there is a corresponding fee, such as an exit fee or a prepayment penalty, paid by the borrower, in which case the disposition fee will not exceed 1.0% of the original principal amount of the loan or debt-related investment; and
(f)	reimbursements for organizational, offering, operating and acquisition expense reimbursements paid on behalf of the Company. Due to affiliate at October 18, 2011 consists of $194,099 due to the Manager for organizational and offering expense reimbursements.

Note 4 — Capital Stock

The Company is authorized to issue a total of 1,500,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 499,999,000 shares are classified as preferred stock with a par value of $0.01 per share and 1,000 shares are classified as non-participating, non-voting convertible stock with a par value of $0.01 per share. During the period ended October 18, 2011, 20,000 shares of our common stock were to Terra in exchange for $200,000, and1,000 shares of our convertible stock were issued to Manager in exchange for $1,000 and no shares of preferred stock were issued and outstanding.

The convertible stock held will convert to shares of common stock if and when: (A) the Company has made total distributions to common shareholders equal to the original invested capital from those shareholders

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Capital Stock  – (continued)

plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital (the “Cash Flow Hurdle”), (B) the Company lists its common stock for trading on a national securities exchange or (C) the Company’s agreement with the Manager is terminated or not renewed (other than for “cause,” as defined).

In general, the convertible stock will convert into shares that will provide the convertible shareholders 15% of distributions in excess of the Cash Flow Hurdle. Each share of convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the Company’s “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of common stock exceeds (2) the aggregate invested capital attributable to those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual pre-tax return on such invested capital, divided by (B) the quotient of (1) the Company’s enterprise value, as defined, minus the amount calculated in clause (A), divided by the number of outstanding shares of common stock immediately preceding the conversion.

TERRA FIXED INCOME TRUST, INC.
(formerly Terra Secured Income Trust, Inc.)
(A Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Capital Stock  – (continued)

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the prior investment programs sponsored by Terra Capital Partners, LLC (“Terra”) and its affiliates which have investment objectives similar to ours. The Tables include information relating to Terra Secured Income Fund, LLC (“Terra Secured Income Fund”), Rubicon US REIT, Inc. (“Rubicon U.S. REIT”), Rubicon Mezzanine Loan Fund I (“RMLF I”) and Rubicon Mezzanine Loan Fund II (“RMLF II”), which are private programs and that we refer to collectively as the “Prior Programs.”

This information should be read together with the summary information included in the “Prior Performance” section of this prospectus, which includes a description of each of the Prior Programs included in the Tables below. These Tables provide information on the performance of a number of private programs.

THE INCLUSION OF THE TABLES DOES NOT IMPLY THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLES OR THAT INVESTORS IN OUR SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THE RETURNS EXPERIENCED IN THE PROGRAM REFERRED TO IN THE TABLES OR AT ALL. IF YOU PURCHASE OUR SHARES, YOU WILL NOT ACQUIRE ANY OWNERSHIP IN ANY OF THE PROGRAMS TO WHICH THE TABLES RELATE.

The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Sponsor
TABLE III	Operating Results of Prior Programs
TABLE V	Sales or Disposals of Investments

Table IV, which would provide certain information on programs which have concluded operations, is not included herein because none of the Prior Programs concluded operations in the most recent five years.

Additional information relating to preferred equity investments and loans made by Terra Secured Income Fund is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which we have filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon written request.

Tables I, II, V and VI do not contain any information relating to Rubicon U.S. REIT, RMLF I and RMLF II because Terra was no longer the sponsor of these Prior Programs during the periods for which reporting is required in such Tables.

We have concluded that the Prior Programs presented in the Tables have investment objectives similar to ours. Our conclusion was based primarily on the investment objectives to preserve, protect and return the investor’s capital contribution and to pay attractive and stable cash distributions through origination and investment in real estate-related loans and investments.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(Unaudited)

Table I provides a summary of the experience of Terra as a sponsor in raising and investing funds in Prior Programs for which the offerings have closed since December 31, 2007. Information is provided as to the manner in which the proceeds of the offering has been applied and information pertaining to the timing and length of this offerings and the time period over which the proceeds have been invested.

Terra Secured Income Fund, LLC
Dollar amount offered(1)	$40,000,000
Dollar amount raised (100%)(2)	$31,936,334
Less Offering Expenses:
Selling commissions and discounts retained by affiliates	10.0%
Organizational & Offering Expenses	2.0%
Reserves	0.0%
Percent available for investment after Offering Expenses and Reserves	88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	0.0%
Cash down payment(3)	106.5%
Acquisition fees	1.1%
Total acquisition cost	107.5%
Percent leverage (mortgage financing divided by total acquisition cost)	0%
Date offering began	7/20/2009
Length of offering (in months)	22
Months to invest 90% of amount available for investment (measured from date offering began)	22

(1)	Terra Secured Income Fund initially offered a maximum of $20 million in units. The maximum size of the offering was raised twice before closing, once to $30 million and then to $40 million.
(2)	All percentage amounts represent percentages of the “Dollar amount raised.”
(3)	Terra Secured Income Fund does not use leverage to finance its loans. The down payments exceeds 100% of amount raised as certain loans were repaid and proceeds were reinvested.

TABLE II

COMPENSATION TO SPONSOR
(Unaudited)

Table II summarizes the amount and type of compensation paid to Terra and its affiliates during the three years ended December 31, 2010 in connection with Terra Secured Income Fund, the offering of which has closed since December 31, 2007.

Terra Secured Income Fund, LLC
Type of Compensation
Date offering commenced	7/20/2009
Dollar amount raised	$31,936,334
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$3,193,633
Acquisition fees:
Real estate commissions	—
Advisory fees	—
Other: Origination Fees	$342,442
Other: Organization and Offering Expenses	$638,727
Dollar amount of cash generated from operations before deducting payments to sponsor	$3,158,356
Amount paid to sponsor from operations:
Property management fees	—
Partnership Management Fees	—
Reimbursements	$319,363
Leasing Commissions
Asset Management Fee	$187,349
Asset Servicing Fee	$47,390
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	$7,738,599
Notes	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—
Incentive fees	—
Other: Exit Fees	$65,000

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)

Table III summarizes the operating results of Terra’s Prior Programs, the offerings of which have closed since December 31, 2005. These results include amounts related to all offerings of the funds. All figures are presented on an annual basis for the calendar years presented through December 31, except where otherwise noted.

TERRA SECURED INCOME FUND, LLC

	December 31,		June 30, 2011
	2009(1)	2010
Gross Revenues	$79,000	$1,284,000	$2,584,000
Profit on sale of properties	—	—	—
Less:
Operating expenses	245,000	837,000	704,000
Interest expense	—	—	—
Depreciation	—	—	—
Net (Loss) Income – GAAP Basis	$(166,000)	$447,000	$1,880,000
Taxable (Loss) Income
- from operations	$(52,000)	$439,000	$1,879,000
- from gain on sale	—	—	—
Taxable (Loss) Income(2)	$(52,000)	$439,000	$1,879,000
Cash (deficiency) generated from operations	$(158,000)	$1,380,000	$1,382,000
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	(158,000)	1,380,000	1,382,000
Less: Cash distributions to investors
- from operating cash flow	—	1,380,000	1,382,000
- from sales and refinancing	—	—	—
- from other	80,000	51,000	385,000
Cash deficiency after cash distributions	(238,000)	(51,000)	(385,000)
Less: Special Items (not including sales and refinancing)	—	—	—
Cash deficiency after cash distributions and special items	$(238,000)	$(51,000)	$(385,000)
Tax and Distribution Data Per $1,000 Invested(3)
Federal (Loss) Income Tax Results:
Ordinary income (loss)
- from operations	$(10)	$29	$89
- from recapture	—	—	—
Capital gain (loss)	—	—	—
Federal (Loss) Income	$(10)	$29	$89
Cash Distributions to Investors
Source (on GAAP basis)(4)
- Investment income	$—	$19	$84
- Return of capital	16	76	—
Total distributions GAAP basis	$16	$95	$84
Source (on cash basis)(5)
- Sales	$—	$—	$—
- Refinancing	—	—	—
- Operations	—	92	66
- Other (return of capital)	16	3	18
Total distributions on cash basis	$16	$95	$84
Amounts (in percentage terms) remaining invested in program properties at the end of the last year as reported in the Table	—	—	100%

(1)	2009 data includes the period from October 22, 2009 through December 31, 2009. October 22, 2009 is the date on which escrow was broken and offering proceeds were first released to Terra Secured Income Fund from its offering, which began on July 20, 2009.
(2)	Taxable income presented is before the dividends paid deduction.
(3)	Tax and distribution data per $1,000 invested was computed based on the weighted average contributions made.
(4)	Cash distributions from investment income on an accounting principles generally accepted in the United States of America, or GAAP, basis represents the amount of cash distributions from accumulated net income on a GAAP basis, whereas cash distributions from return of capital on a GAAP basis represents the amount of cash distributions in excess of accumulated net income on a GAAP basis.
(5)	Cash distributions from operations on a cash basis represents the amount of cash distributions from current period operations, whereas cash distributions from return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods, if applicable.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
(Unaudited)

RUBICON US REIT, INC.

	Year ended December 31,			Four months ended April 30,
	2004(1)	2005	2006	2007(2)
Gross Revenues	$418,000	$43,450,000	$106,907,000	$46,899,000
Profit on sale of properties	—	—	—	—
Less:
Operating expenses	164,000	18,330,000	42,627,000	18,356,000
Interest expenses	126,000	15,236,000	41,361,000	18,699,000
Depreciation	—	—	—	—
Net Income(3)	$128,000	$9,884,000	$22,919,000	$9,844,000
Taxable Income
– from operations	$14,000	$(856,000)	$(1,760,000)	$(5,309,000)
– from gain on sale	—	—	—	—
Taxable Income (Loss)	$14,000	$(856,000)	$(1,760,000)	$(5,309,000)
Cash generated (deficiency) from operations	$266,000	$10,345,000	$18,473,000	$12,091,000
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from operations, sales and refinancing	266,000	10,345,000	18,473,000	12,091,000
Less: Cash distributions to investors
– from operating cash flow	—	4,265,000	8,811,000	7,734,000
– from sales and refinancing	—	—
– from other	—	—	—	—
Cash generated after cash distributions	266,000	6,080,000	9,662,000	4,357,000
Less: Special Items (not including sales and refinancing)	—	—	—	—
Cash generated after cash distributions and special items	$266,000	$6,080,000	$9,662,000	$4,357,000
Tax and Distribution Data Per $1,000 Invested(4)
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$1	$(10)	$(8)	$(17)
– from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Federal (Loss) Income	$1	$(10)	$(8)	$(17)
Cash Distributions to Investors
Source
– Investment income	$—	$47	$39	$25
– Return of capital	—	—	—	—
Total distributions	$—	$47	$39	$25
Source (on cash basis)
– Sales	$—	$—	$—	$—
– Refinancing	—	—	—	—
– Operations	—	47	39	25
– Other	—	—	—	—
Total distributions on cash basis	$—	$47	$39	$25
Amounts (in percentage terms) remaining invested in program properties at the end of the last year as reported in the Table	—	—	—	100%

(1)	2004 data includes the period from December 1, 2004 through December 31, 2004, which was the month that Rubicon U.S. REIT was formed.
(2)	Performance data is presented through April 30, 2007, as Terra sold its interest in and ceased to manage the operations and investments of Rubicon U.S. REIT in May 2007.
(3)	Calculated using information derived from accounting records which were maintained in accordance with International Financial Reporting Standards (“IFRS”), as required by an underlying investor in the program. The amounts presented have been adjusted to exclude the impact of the revaluation of the real estate assets as permitted under IFRS and differ significantly from amounts that would be calculated on a GAAP basis. The most significant differences include that (i) no depreciation is taken on depreciable assets under IFRS and (ii) recognition and amortization of intangibles relating to assets acquired are not recorded under IFRS.
(4)	Tax and distribution data per $1,000 invested was computed based on the weighted average contributions made.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
(Unaudited)

RUBICON MEZZANINE LOAN FUND I

	Year ended December 31,			Four months ended April 30, 2007(2)
	2004	2005	2006
Gross Revenues	$—	$—	$—	$—
Profit on sale of properties
Less: Operating expenses	—	—	—	—
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Net Income(1)	$—	$—	$—	$—
Taxable Income
– from operations	$—	$—	$—	$—
– from gain on sale	—	—	—	—
Taxable Income(1)	$—	$—	$—	$—
Cash generated from operations(1)	$1,263,000	$4,739,000	$7,405,000	$2,653,000
Cash generated from sales	—	—	—	—
Cash generated from refinancing	—	—	—	—
Cash generated from operations, sales and refinancing	1,263,000	4,739,000	7,405,000	2,653,000
Less: Cash distributions to investors
– from operating cash flow(1)(3)	1,263,000	4,739,000	7,405,000	2,653,000
– from sales and refinancing	—	—	—	—
– from other	—	—	—	—
Cash generated after cash distributions	—	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—
Cash generated after cash distributions and special items	$—	$—	$—	$—
Tax and Distribution Data Per $1,000 Invested(4)
Federal Income Tax Results(1):
Ordinary income
– from operations	$—	$—	$—	$—
– from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Federal Income	$—	$—	$—	$—
Cash Distributions to Investors
Source (on GAAP basis)
–Investment income	$—	$—	$—	$—
– Return of capital	—	—	—	—
Total distributions GAAP basis	$—	$—	$—	$—
Source (on cash basis)
– Sales	$—	$—	$—	$—
– Refinancing	—	—	—	—
– Operations(5)	97	110	100	27
– Other	—	—	—	—
Total distributions on cash basis	$97	$110	$10	$27
Amounts (in percentage terms) remaining invested in program properties at the end of the last year as reported in the Table	—	—	—	90%

(1)	Cash generated from operations and cash distributions to investors for this program are based on actual funds received from a third-party portfolio servicer. The portfolio servicer, located outside of the U.S., was responsible for the accounting for the investors in the jurisdiction of the servicer and did not provide the data for U.S. GAAP or U.S. federal tax purposes.

(2)	Performance data is presented through April 2007, as Terra sold its interest in and ceased to manage the operations and investments of RMLF I in May 2007.
(3)	The time-weighted average balance outstanding of the loans made by RMLF I (net of principal payments received from borrowers) for the year ended December 31, 2004 was $12,755,000, for the year ended December 31, 2005 was $41,108,000, for the year ended December 31, 2006 was $65,549,000 and for the four months ended April 30, 2007 was $98,595,500.
(4)	Tax and distribution data per $1,000 invested was computed based on the weighted average contributions made.
(5)	Cash distributions from operations on a cash basis represents the amount of cash distributions from current period operations.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS (CONTINUED)
(Unaudited)

RUBICON MEZZANINE LOAN FUND II

	June 1 to December 31, 2005(2)	December 31, 2006	Four months ended April 30, 2007(3)
Gross Revenues	$—	$—	$—
Profit on sale of properties
Less: Operating expenses	—	—	—
Interest expense	—	—	—
Depreciation	—	—	—
Net Income(1)	$—	$—	$—
Taxable Income
– from operations	$—	$—	$—
– from gain on sale	—	—	—
Taxable Income(1)	$—	$—	$—
Cash generated from operations(1)	233,000	4,123,000	825,000
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	233,000	4,123,000	825,000
Less: Cash distributions to investors
– from operating cash flow(1)(4)	233,000	4,123,000	825,000
– from sales and refinancing	—	—	—
– from other	—	—	—
Cash generated after cash distributions	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—
Cash generated after cash distributions and special items	$—	$—	$—
Tax and Distribution Data Per $1,000 Invested(5)
Federal Income Tax Results(1):
Ordinary income
– from operations	$—	$—	$—
– from recapture	—	—	—
Capital gain (loss)	—	—	—
Federal Income	$—	$—	$—
Cash Distributions to Investors
Source (on GAAP basis)
– Investment income	$—	$—	$—
– Return of capital	—	—	—
Total distributions GAAP basis	$—	$—	$—
Source (on cash basis)
– Sales	$—	$—	$—
– Refinancing	—	—	—
– Operations(6)	33	109	22
– Other	—	—	—
Total distributions on cash basis	$33	$109	$22
Amounts (in percentage terms) remaining invested in program properties at the end of the last year as reported in the Table	—	—	28%

(1)	Cash generated from operations and cash distributions to investors for this program are based on actual funds received from a third-party portfolio servicer. The portfolio servicer, located outside of the U.S., was responsible for the accounting for the investors in the jurisdiction of the servicer and did not provide the data for U.S. GAAP or U.S. federal tax purposes.
(2)	Performance data is presented for the period from June 1, 2005 through December 31, 2005 because RMLF II made is first loan in June 2005.
(3)	Performance data is presented through April 30, 2007, as Terra sold its interest in and ceased to manage the operations and investments of RMLF II in May 2007.
(4)	The time-weighted average balance outstanding of the loans made by RMLF II (net of principal payments received from borrowers) for the period from June 1, 2005 through December 31, 2005 was $5,280,000, for the year ended December 31, 2006 was $29,739,000, and for the four months ended April 30, 2007 was $15,180,000.
(5)	Tax and distribution data per $1,000 invested was computed based on the weighted average contributions made.
(6)	Cash distributions from operations on a cash basis represents the amount of cash distributions from current period operations.

TABLE V

SALES OR DISPOSAL OF INVESTMENTS
(Unaudited)

Table V presents summary information on the results of sales or disposals of investments and the repayments of loans from Terra’s Prior Programs during the three years ended December 31, 2010 and six months ended June 30, 2011. The Table includes information about the proceeds received from the repayment of the loans, the investment costs of the loans and the excess of cash received on repayment over investment cost.

TERRA SECURED INVESTMENT INCOME FUND, LLC

Loan	Date of Investment	Repayment Date	Cash Received on Repayment(1)	Investment Cost(2)	Excess of Cash Received on Repayment Over Investment Cost
840 First Street	10/28/2009	3/25/2011	$3,951,642	$3,000,000	$951,642
Rialto-Capitol	6/24/2010	3/1/2011	$3,786,957	$3,500,000	$286,957

(1)	Reflects return of Terra Secured Income Fund’s investment, including prepayment fees of $923,077 related to the 840 First Street loan and $251,957 related to the Rialto-Capitol loan.
(2)	Reflects Terra Secured Income Fund’s principal invested and any costs of investment directly borne by Terra Secured Income Fund, which were not reimbursed by the borrower.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

TERRA FIXED INCOME TRUST, INC.

SUBSCRIPTION AGREEMENT

CURRENTLY NOT AVAILABLE TO RESIDENTS OF PENNSYLVANIA

TERRA FIXED INCOME TRUST, INC.

INSTRUCTION PAGE

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “UMB Bank, NA, Escrow Agent for TERRA FIXED INCOME TRUST, INC.”

Mail completed documents to:

ACS SECURITIES SERVICES, INC
3988 N. CENTRAL EXPWY
BLDG 5, FLR 2
DALLAS, TX 75204

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Terra Investor Services at (877) 677-2804

Instructions to Subscribers

Section 1:	Indicate investment amount. Until we have raised the minimum offering amount, make all checks payable to “UMB Bank, NA, as Escrow Agent for TERRA FIXED INCOME TRUST, INC.”
Section 2:	Choose type of ownership

Non-Custodial Ownership

—	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 6.
—	Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts — Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts — Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also, to be included).

Section 3:	All names addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees
Section 4:	Choose Distribution Allocation option

Section 5:	To be signed and completed by your Financial Advisor Be sure to include CRD number for FA and BD Firm Branch Manager signature
Section 6:	Have ALL owners initial and sign where indicated on Page 6
Section 7:	Have investors complete and sign the substitute W9

TERRA FIXED INCOME TRUST, INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “UMB Bank, NA, Escrow Agent for TERRA FIXED INCOME TRUST, INC.”

Investment Amount $	Brokerage Account Number
The minimum initial investment is 500 shares ($5,000)	(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐	I/WE AM/ARE EMPLOYEE (S) OF TERRA FIXED INCOME TRUST, INC., AN AFFILIATE, BROKER AND OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I ACKNOWLEDGE THAT I WILL NOT BE PAID A COMMISSION FOR THIS PURCHASE, BUT WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.
☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.
2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
___ Individual
___ Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
___ Tenants in Common
___ TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. Please call 877-677-2804 to request one.)
___ Uniform Gift/Transfer to Minors (UGMA/UTMA)
    Under the UGMA/UTMA of the State of _______________
___ Pension Plan (Include Plan Documents)
___ Trust (Include all pages of Trust Documents) Corporation or Partnership (Include Corporate Resolution or Partnership Agreement)
___ Other ________________ (Include title and signature pages)	Third Party Administered Custodial Plan
(new IRA accounts will require an additional application)
☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

Name of Custodian: ____________________________________

Mailing Address: _______________________________________

City State Zip: _________________________________________ Custodian Information (To be completed by Custodian above)

Custodian Tax ID #: _____________________________________

Custodian Account #: ____________________________________

Custodian Phone: _______________________________________
3.	INVESTOR INFORMATION Please print name(s) in which Shares are to be registered.
A.	Individual/Trust/Beneficial Owner

First Name:		Middle:

Last Name:		Tax ID or SS#:

Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy)	If Non-U.S. Citizen,specify Country of Citizenship:

Daytime Phone #:	U.S. Drivers License Number (if available):		State of Issue:

CURRENTLY NOT AVAILABLE TO RESIDENTS OF PENNSYLVANIA.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request.
Any such request will be subject to our verification.

B.	Joint Owner/Co-Trustee/Minor

First Name:		Middle:

Last Name:		Tax ID or SS#:

Street Address:	City:	State:	Zip:

C.	Date of Birth: (mm/dd/yyyy) _______________ If Non-U.S. Citizen, Specify Country of Citizenship: ________________

Daytime Phone Number:
__________________________________________
D.	Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:

City:	State:	Zip:

E.	Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B) Date of Trust -----/-----/------

Entity Name/Title of Trust:	Tax ID Number:

F.	Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth: _________________________________________________________________________________
City	State/Province	Country

Immigration Status:     ☐  Permanent resident   ☐   Non-permanent resident   ☐   Non-resident

Check which type of document you are providing:

☐ US Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa	☐ Employment Authorization Document
Bank Name (required): ___________________		Phone Number (required): __________________
Bank Address (required): ________________________________________________________________________
Foreign National Identity Document Number: __________________ Country of Issuance: _______________
G.	Employer:____________________________________________________________________ Retired: ☐
4.	DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Shares of Terra Fixed Income Trust, Inc. and elect the distribution option indicated below:

A. __ Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)

B. __ Mail Check to the address of record

C. __ Credit Dividend to my IRA or Other Custodian Account

D.	__ Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Terra Secured Income Trust, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Terra Secured Income Trust, Inc. in writing to cancel it. In the event that Terra Secured Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address:	City:	State:	Zip:

Account Number:		Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:		Checking Acct:	Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature: _______________________________________________

Signature: _______________________________________________

5.	ELECTRONIC DELIVERY
☐	Check the box if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Terra Fixed Income Trust, Inc. a paper copy of any documents delivered electronically by calling Terra Securities, LLC at 877-677-2804 from 9:00 am to 5:00 pm EST Monday – Friday.

(d) I understand that if the e-mail notification is returned to Terra Fixed Income Trust, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Terra Fixed Income Trust, Inc. is unable to obtain a valid e-mail address for me, Terra Fixed Income Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Terra Securities, LLC at 877-677-2804 from 9:00 am to 5:00 pm EST Monday – Friday.

6.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker-Dealer		Financial Advisor Name/RIA

Advisor Mailing Address

City		State	Zip code

Advisor No.	Branch No.	Telephone No.

Email Address		Fax No.

Broker Dealer CRD Number		Financial Advisor CRD Number

☐	AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 6 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.

The undersigned confirm on behalf of the broker-dealer that they (iv) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of the shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned, on behalf of the BROKER-DEALER, further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and / or RIA Signature:	Date:

Branch Manager Signature:	Date:

7.	SUBSCRIBER SIGNATURES

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

Owner	Co-Owner	a) (i) I/We have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and estimate that (without regard to Terra Fixed Income Trust, Inc.) I/We have a gross income due in the current year of at least $70,000; or have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or (ii) I/We meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards” (applies to residents of AL, CA, ME, NE, ND and OR only); in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b) A copy of the prospectus of Terra Fixed Income Trust, Inc. has been delivered or made available to me.
Owner	Co-Owner	c) I/We am/are purchasing shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that there is no public market for the shares, and, thus, my investment in the shares is not liquid.
Owner	Co-Owner	e) If an affiliate of Terra Fixed Income Trust, Inc., I/We represent that the shares are being purchased for investment purposes only and not for immediate resale.

Owner Signature:	Date:

Co-Owner Signature:	Date:

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature: (Custodian or Trustee)	Date:

8.	MISCELLANEOUS

Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Terra Fixed Income Trust, Inc., agree that, if they experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth herein, they are required to promptly notify Terra Fixed Income Trust, Inc. and the broker-dealer in writing. No sale of shares of Terra Fixed Income Trust, Inc. may be completed until at least five business days after you receive the final prospectus.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the shares of Terra Fixed Income Trust, Inc.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

9. SUBSTITUTE W-9

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

What Number to Give the Requester. — Social Security numbers (“SSN”) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (“EIN”) have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:	Give the SSN of:	For this type of account:	Give the EIN of:
1. An individual’s account	The individual	6. Sole proprietorship or single-owner LLC	The owner(3)
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)
		8. Corporate or LLC electing corporate status on Form 8832	The corporation
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
		10. Partnership or multi-member LLC	The partnership
4.		11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
(a) The usual revocable savings trust account (grantor is also trustee.	The grantor-trustee(1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5. Sole proprietorship or single-owner LLC	The owner(3)	12. A broker or registered nominee	The broker or nominee

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note. If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

Backup withholding is not required on any payments made to the following payees:

•	An organization exempt from tax under Section 501 (a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
•	The United States or any of its agencies or instrumentalities.
•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
•	A foreign government or any of its political subdivisions, agencies or instrumentalities.
•	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under Section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the “Exempt TIN” box in Part 4 of the attached Substitute Form W-9, furnish your TIN, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil Penalty for False Information With Respect to
•	Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. SEE THE GUIDELINES BELOW FOR INSTRUCTIONS ON HOW TO FILL OUT THE SUBSTITUTE W-9.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social security number OR Employer Identification Numbers
Part 2 — Certification-Under — penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien)
	CERTIFICATION INSTRUCTIONS — YOU MUST CROSS OUT ITEM (2) IN PART 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS STATING THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS STATING YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT TIME (2). IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, CHECK THE BOX IN PART 4.	Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐
SIGNATURE: DATE:, 2011
Name (Please Print):
Address (Please Print):

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU FROM THE ESCROW ACCOUNT, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center for Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld.
SIGNATURE:	Date:

APPENDIX C
FORM OF DISTRIBUTION REINVESTMENT PLAN

TERRA FIXED INCOME TRUST, INC.
DISTRIBUTION REINVESTMENT PLAN

As of [        ]

Terra Fixed Income Trust, Inc., a Maryland corporation (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s charter (the “Articles”) unless otherwise defined herein.

1.  Distribution Reinvestment.  As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock, $0.01 par value per share (the “Shares”), pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions (“Distributions”), other than Designated Special Distributions (as defined below), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the “Board of Directors”).

2.  Procedure for Participation.  Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his or her participation pursuant to the provisions of Section 7 below.

3.  Purchase of Shares.  Participants will acquire DRP Shares from the Company at a fixed price of $9.50 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be

C-1

utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4.  Shares Certificates.  The ownership of the Shares purchased through the DRP will be in book-entry form only.

5.  Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.

6.  Commissions.  The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

7.  Termination by Participant.  A Participant may terminate participation in the DRP at any time, upon 10 days’ written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Stockholder in cash.

8.  Taxation of Distributions.  The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRP.

9.  Amendment, Suspension or Termination of DRP by the Company.  The Board of Directors may by majority vote amend, suspend or terminate the DRP for any reason upon 10 days’ notice to the Participants; provided, however, the Board of Directors may not amend the DRP to eliminate the right of a Participant to terminate participation in the DRP at least annually.

10.  Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

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UP TO $550,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

All amounts except the Securities and Exchange Commission, or the SEC, registration fee, and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee are estimated.

Securities and Exchange Commission registration fee	$63,030
FINRA filing fee	55,500
Blue sky expenses	350,000
Printing and engraving expenses	500,000
Legal fees and expenses	2,500,000
Accounting fees and expenses	500,000
Investor relations	1,695,473
Advertising and sales	750,000
Literature	500,000
Due diligence	500,000
Advisor personnel salaries	85,997
Total	$7,500,000

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

On October 14, 2011, we issued 20,000 shares of common stock at $10.00 per share to Terra Capital Partners, LLC, our sponsor, in exchange for $200,000.00 in cash. On October 14, 2011, we also issued 1,000 shares of our convertible stock at $1.00 per share to Terra Capital Advisors II, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Our sponsor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of this investment.

Item 34. Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. The Maryland General Corporation Law (the “MGCL”) permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlement and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Under the MGCL, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The MGCL permits a corporation to advance reasonable expense to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if is ultimately determined that the standard of conduct was not met. However, our charter provides that we may not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us unless: (1) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct, (2) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (3) the indemnitee was acting on our behalf or performing services for us and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we may not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Stock Being Registered.

Not applicable.

Item 36. Financial Statements and Exhibits.

(a)  Financial Statements:

The following financial statements are included in the prospectus:

(1)	Report of Independent Registered Public Accounting Firm
(2)	Balance Sheet
(3)	Statement of Operations
(4)	Statement of Stockholders’ Equity
(5)	Statement of Cash Flows
(6)	Notes to Financial Statements

(b)  Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement
1.2	Form of Participating Broker-Dealer Agreement
3.1	Form of Articles of Amendment and Restatement of Terra Fixed Income Trust, Inc.
3.2	Bylaws of Terra Fixed Income Trust, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5.1	Form of Opinion of Venable LLP as to the legality of the securities being registered
8.7	Form of Opinion of Greenberg Traurig LLP regarding certain federal income tax considerations
10.1	Form of Advisory Agreement
10.2	Form of Indemnification Agreement
10.3	Form of Escrow Agreement
10.4*	Form of Terra Fixed Income Trust, Inc. Long-Term Incentive Plan
23.2	Consent of Venable LLP (contained in its form of opinion filed as Exhibit 5.1)
23.3	Consent of Greenberg Traurig LLP (contained in its form of opinion filed as Exhibit 8.1)

*	To be filed by an amendment.

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(a)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)(i)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  if the registrant is relying on Rule 430B:

(A)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e)  to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)  to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g)  to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each material property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(h)  insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)  to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period and during a period when the undersigned registrant is not engaged in an offering of its shares of common stock, involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITION OF INVESTMENTS AND LOANS BY PRIOR PROGRAMS
(Unaudited)

Table VI presents information concerning the preferred equity investments and loans made during the three years ended December 31, 2010 and the six months ended June 30, 2011 by prior programs sponsored by Terra.

TERRA SECURED INCOME FUND, LLC

Loan/Investment	Investment Type	Property Type(1)	Location	Size (square feet or units)	Date of Investment	Investment Cost(2)
840 First Street	Mezzanine Loan	Office	Washington, D.C.	244,298 sq.ft.	10/28/2009	$3,000,000
Rialto-Capitol	Mortgage Loan	Condominiums	Jersey City, NJ	14 units	6/24/2010	$3,500,000
OCC-Penton	B-Note	Office	Cleveland, OH	1,145,043 sq.ft.	8/13/2010	$8,160,000
Park Lane Villas East	Mezzanine Loan	Multifamily	Santa Rosa, CA	108 units	11/4/2010	$2,515,000
Clifton Glen	Preferred Equity	Multifamily	Atlanta, GA	443 units	3/2/2011	$3,240,000
Clifton Ridge	Preferred Equity	Multifamily	Atlanta, GA	152 units	2/18/2011	$944,246
Hamilton	Preferred Equity	Multifamily	Hornlake, MS	496 units	3/11/2011	$2,600,000
Townsend Square Apartments	Preferred Equity	Multifamily	Fredericksburg, VA	200 units	5/13/2011	$2,180,000
Windover Villas	Preferred Equity	Multifamily	Fredericksburg, VA	90 units	6/27/2011	$1,320,000
Cortland Portfolio	Preferred Equity	Multifamily	Atlanta, GA	1531 units	6/24/2011	$6,500,000

(1)	Property type refers to the properties underlying the loans or preferred equity investments made by Terra Secured Income Fund.
(2)	Reflects Terra Secured Income Fund’s principal invested and any costs of investment directly borne by Terra Secured Income Fund, which were not reimbursed by the borrower.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 13, 2012.

Terra Fixed Income Trust, Inc.
By: /s/ Simon J. Mildé Name: Simon J. Mildé Title: Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Terra Fixed Income Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Bruce D. Batkin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
By: /s/ Simon J. Mildé Simon J. Mildé	Director and Chairman	April 13, 2012
By: /s/ Bruce D. Batkin Bruce D. Batkin	Director and Chief Executive Officer (Principal Executive Officer)	April 13, 2012
By: /s/ James J. Flood James J. Flood	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	April 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement
1.2	Form of Participating Broker-Dealer Agreement
3.1	Form of Articles of Amendment and Restatement of Terra Fixed Income Trust, Inc.
3.2	Bylaws of Terra Fixed Income Trust, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5.1	Form of Opinion of Venable LLP as to the legality of the securities being registered
8.1	Form of Opinion of Greenberg Traurig LLP regarding certain federal income tax considerations
10.1	Form of Advisory Agreement
10.2	Form of Indemnification Agreement
10.3	Form of Escrow Agreement
10.4*	Form of Terra Fixed Income Trust, Inc. Long-Term Incentive Plan
23.2	Consent of Venable LLP (contained in its form of opinion filed as Exhibit 5.1)
23.3	Consent of Greenberg Traurig LLP (contained in its form of opinion filed as Exhibit 8.1)

*	To be filed by an amendment.